UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

VINTAGE WINE ESTATES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

937 Tahoe Boulevard, Suite 210 | Incline Village, Nevada 89451
NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS
You are cordially invited to attend the 2023 Annual Meeting of Stockholders of Vintage Wine Estates, Inc.
Date & Time:	Tuesday, December 12, 2023 at 9:00 A.M., Pacific Time

Location:	Virtual meeting at www.virtualshareholdermeeting.com/VWE2023

Record Date:
Vintage Wine Estates, Inc. stockholders of record on the books of the Company at the close of business on October 13, 2023, the record date, are entitled to notice of, and to vote at, the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) or at any postponement or adjournment thereof.

Mail Date:
We intend to mail the Notice of Internet Availability of Proxy Materials, or the proxy statement and proxy card, as applicable, on or about October 30, 2023 to our stockholders of record on the record date.

Stockholders will vote regarding:	1.	Election of nine director nominees named in the proxy statement to serve until our 2024 annual meeting of stockholders and until their respective successors have been duly elected and qualified;

2.
Approval of an amendment to our Articles of Incorporation, to effectuate a reverse stock split of our issued and outstanding shares of common stock, at a ratio of no less than 1-for-5 and no more than 1-for-25 (the “Reverse Stock Split”), with the final decision of whether to proceed with the Reverse Stock Split, the effective time of the Reverse Stock Split, and the exact ratio of the Reverse Stock Split to be determined by our board of directors, in its sole discretion and without further action by our stockholders, for a period of up to one year from the date the Reverse Stock Split is approved by our stockholders;

	3.	Ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2024; and

	4.	The transaction of any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Voting:
It is important that your shares be represented and voted. Please vote your shares either electronically over the Internet or by telephone, or if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you. Voting instructions are provided in the accompanying proxy statement and in the Notice of Internet Availability of Proxy Materials. By submitting your proxy promptly, you will save us the expense of further proxy solicitation. We encourage you to submit your proxy as soon as possible by Internet, by telephone or by signing, dating and returning all proxy cards or instruction forms provided to you.

By order of the Board of Directors,

Patrick Roney
Executive Chairman
October 30, 2023
Incline Village, Nevada
Important Notice Regarding Availability of Proxy Materials for the Stockholder Meeting
to be Held on December 12, 2023
The proxy materials for the Annual Meeting, including the Annual Report and the Proxy Statement, are available at
www.proxyvote.com

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are based on expectations, estimates and projections as of the date of this proxy statement. All statements other than statements of historical facts contained in this proxy statement, including statements regarding effecting the reverse stock split, the timing of the reverse stock split, the principal effects of the reverse stock split, and the intended benefits of the reverse stock split, are forward-looking statements.
The words “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “potential,” “should,” “will,” “would,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include but are not limited to:
•	statements on executive and director compensation;
•	the effect of the reverse stock split on the price of our common stock;
•	the effect of the reverse stock split on the liquidity of our common stock; and
•	our ability to maintain compliance with the listing standards of the Nasdaq Global Market.
We caution you that the foregoing list may not contain all of the forward-looking statements made in this proxy statement. We have based these forward-looking statements largely on our current expectations about future events. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Proposal 2: Approval of an Amendment to the Company’s Articles of Incorporation to Effectuate a Reverse Stock Split of the Company’s Common Stock” and in our other filings with the Securities and Exchange Commission. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this proxy statement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.
You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this proxy statement to conform these statements to actual results or to changes in our expectations.
ii

PROXY STATEMENT
for the
2023 ANNUAL MEETING OF STOCKHOLDERS
to be held on Tuesday, December 12, 2023
The 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Vintage Wine Estates, Inc., a Nevada corporation (the “Company,” “VWE,” “we,” “our” or “us”) will be held virtually at 9:00 a.m., Pacific Time, on Tuesday, December 12, 2023.
We are pleased to provide stockholders with the opportunity to participate in the Annual Meeting online via the Internet in a virtual-only meeting format. We believe that hosting a virtual Annual Meeting enables greater stockholder access, attendance and participation, improving meeting efficiency and provides a consistent experience to all stockholders regardless of location. We will provide a live webcast of the Annual Meeting at www.virtualshareholdermeeting.com/VWE2023, where you will also be able to submit questions and vote online. You will not be able to attend the meeting at a physical location.
This proxy statement and accompanying form of proxy are being furnished to you as a stockholder of the Company and the form of proxy is being solicited by and on behalf of our Board of Directors (the “Board”) for use at the Annual Meeting, and at any adjournments or postponements thereof. We are following the “e-proxy” rules of the Securities and Exchange Commission (the “SEC”), that allow public companies to furnish proxy materials to shareholders over the Internet. Accordingly, we mailed a Notice of Internet Availability of Proxy Materials to our stockholders of record on or about October 30, 2023.
What Are You Voting On?
You will be entitled to vote on the following proposals at the Annual Meeting:
•
Proposal 1: The election of the nine director nominees named in this proxy statement to serve until the Company’s 2024 annual meeting of stockholders and until their respective successors are duly elected and qualified;

•
Proposal 2: The approval of an amendment to the Company’s Articles of Incorporation (the “Articles of Incorporation”), to effectuate a reverse stock split of our issued and outstanding shares of common stock, at a ratio of no less than 1-for-5 and no more than 1-for-25 (the “Reverse Stock Split”), with the final decision of whether to proceed with the Reverse Stock Split, the effective time of the Reverse Stock Split, and the exact ratio of the Reverse Stock Split to be determined by our Board, in its sole discretion and without further action by our stockholders, for a period of up to one year from the date the Reverse Stock Split is approved by our stockholders;

•	Proposal 3: The ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2024.
Stockholders also will transact any other business that properly comes before the Annual Meeting or any adjournment or postponement thereof.
Who Can Vote
The Board has set October 13, 2023 as the record date for the Annual Meeting. You are entitled to notice and to vote if you were a stockholder of record of our common stock, no par value per share (“common stock”), as of the close of business on the record date. You are entitled to one vote on each proposal for each share of common stock you held on the record date. Your shares may be voted by telephone or electronically via the Internet, or if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you.
Why Did You Receive a Notice of Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?
We are following the “e-proxy” rules of the SEC that allow public companies to furnish proxy materials to stockholders over the Internet. These rules remove the requirement for public companies to automatically send stockholders a full, printed copy of proxy materials and allow them instead to deliver to their stockholders a Notice of Internet Availability and to provide online access to the proxy materials. Accordingly, we mailed the Notice of Internet Availability to our stockholders of record on or about October 30, 2023.
The Notice of Internet Availability provides instructions on how to:
•	View our proxy materials for the Annual Meeting on the Internet and vote; and
•	Request a printed copy of the proxy materials.
In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the environmental impact of printed materials.
To request proxy materials in printed form by mail or electronically by email, please follow the following instructions:
Stockholders of Record. You may request a printed copy of the proxy materials by any of the following methods:
•	Telephone: call toll-free at 1-800-579-1639;
•	Internet at www.ProxyVote.com; or
•
Email at sendmaterial@proxyvote.com with “Proxy Materials Vintage Wine Estates, Inc.” in the subject line. In the message, include your full name and address, the control number located in the shaded bar on the reverse side of the Notice of Internet Availability and state that you want to receive a paper copy of current and/or future proxy materials.

Beneficial Owner. You may request a printed copy of the proxy materials by following the instructions provided to you by your broker, bank or nominee.
Shares Outstanding and Quorum
At the close of business on the record date, there were 59,565,790 shares of our common stock outstanding and entitled to vote at the Annual Meeting. The presence, in person or by proxy of the holders of a majority of the issued and outstanding shares of our common stock entitled to vote constitutes a quorum, which is required to hold and conduct business at the Annual Meeting.
Shares that are voted are treated as being present at the Annual Meeting for the purposes of establishing a quorum.
If your shares are held in “street name,” your shares are counted as present for purposes of determining a quorum if your broker, bank, trust or other nominee submits a proxy covering your shares.
How to Vote Your Shares
You may vote by attending the Annual Meeting or by submitting a proxy. The method of voting by proxy differs (1) depending on whether you are viewing this proxy statement on the Internet or receiving a paper copy and (2) for shares held as a record holder and shares held in “street name.”
Shares Held as a Record Holder— If your shares are registered directly in your name in the records of the Company’s transfer agent, TSX Trust Company, you are considered the stockholder of record with respect to those shares. You may request paper copies of the proxy statement and proxy card by following the instructions in the Notice. Stockholders of record can vote their shares using one of the following methods:
•	Vote through the Internet at www.proxyvote.com, using the instructions included in the Notice of Internet Availability of Proxy Materials, the proxy card, or voting instruction card;
•	Vote by telephone by calling 1-800-690-6903 and using the instructions on the proxy card or voting instruction card if you received a paper copy of the proxy materials;
•	Complete and return a written proxy or voting instruction card using the proxy card or voting instruction card if you received a paper copy of the proxy materials; or
•	Attend the meeting and vote electronically on the virtual meeting platform.
Shares Held in Street Name— If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you are still considered to be the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot submit a proxy or vote their shares directly and must instead instruct their broker, bank, trust or other nominee how to vote their shares using the methods described below.
If you hold your shares of common stock in street name, you will receive a notice from your broker, bank, trust or other nominee that includes instructions on how to vote your shares. Your broker, bank, trust or other nominee may allow you to deliver your voting instructions over the Internet and may also permit you to submit your voting instructions by telephone. In addition, you may request paper copies of this proxy statement and accompanying proxy card from your broker by following the instructions on the notice provided by your broker, bank, trust or other nominee.
The Internet and telephone voting facilities will close at 11:59 P.M., Eastern Time on December 11, 2023. Stockholders who submit a proxy through the Internet or by telephone should be aware that they may incur costs to access the Internet or telephone, such as usage charges from Internet service providers or telephone companies and that these costs must be borne by the stockholder.
YOUR VOTE IS VERY IMPORTANT

Whether or not you plan to attend the Annual Meeting, please vote as promptly as possible in order to ensure that your shares are represented at the Annual Meeting.
Changing Your Vote
As a stockholder of record, if you submit a proxy, you may revoke that proxy at any time before it is voted at the Annual Meeting. Stockholders of record may revoke a proxy by (i) delivering a written notice of revocation to the attention of the Corporate Secretary of the Company at our principal executive offices at 937 Tahoe Boulevard, Suite 210, Incline Village, Nevada 89451, by (ii) duly submitting a later-dated proxy by mail that is received prior to the Annual Meeting or over the Internet, or by telephone by 11:59 P.M., Eastern Time, on December 11, 2023, or by (iii) voting at the Annual Meeting. Attendance at the Annual Meeting will not, by itself, revoke a proxy.
If your shares are held in the name of a broker, bank, trust or other nominee, you may change your voting instructions by following the instructions of your broker, bank, trust or other nominee.
If You Receive More Than One Proxy Card or Notice
If you receive more than one proxy card or notice, it means you hold shares that are registered in more than one account. To ensure that all of your shares are voted, if you are a record holder, you should sign and return each proxy card or, if you submit a proxy by telephone or the Internet, you should submit one proxy for each proxy card or notice you receive. If your shares are held in street name you should follow the instructions for each notice provided by your broker, bank, trust, or other nominee.
How Your Shares Will Be Voted
Stockholders of record as of the close of business on October 13, 2023 are entitled to one vote for each share of our common stock held on all matters to be voted upon at the Annual Meeting. All shares entitled to vote and represented by properly submitted proxies received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies.
If You Do Not Specify How You Want Your Shares Voted
As a stockholder of record, if you submit a signed proxy card or submit your proxy by telephone or Internet and do not specify how you want your shares voted, the proxy holder will vote your shares:
•
FOR the election of the nine director nominees named in this proxy statement to serve until the Company’s 2024 annual meeting of stockholders and until their respective successors are duly elected and qualified;

•
FOR the approval of an amendment to the Articles of Incorporation to effectuate the Reverse Stock Split, with the final decision of whether to proceed with the Reverse Stock Split, the effective time of the Reverse

Stock Split, and the exact ratio of the Reverse Stock Split to be determined by our Board, in its sole discretion and without further action by our stockholders, for a period of up to one year from the date the Reverse Stock Split is approved by our stockholders;
•	FOR the ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2024; and
•
with respect to any other matter that properly comes before the meeting, or any adjournment or postponement, as recommended by our Board, but if no recommendation is given, they will vote in their own discretion.

If you hold your shares in street name and do not provide voting instructions to your broker, your broker may still be able to vote your shares with respect to certain “discretionary” (or routine) items but will not be allowed to vote your shares with respect to certain “non-discretionary” (or non-routine) items. The determination of whether a proposal is “routine” or “non-routine” will be made by the New York Stock Exchange (“NYSE”) based on NYSE rules that regulate member brokerage firms. In the case of non-discretionary items, for which no instructions were received, the shares will be treated as “broker non-votes.” Shares that constitute broker non-votes will be counted as present at the Annual Meeting for the purpose of determining a quorum. We anticipate Proposal 2 and Proposal 3 are routine matters on which brokers may vote - we do not anticipate any broker non-votes on these proposals. Brokers will not have discretionary authority to vote on Proposal 1 relating to the election of directors. As a result, if you do not vote your street name shares, we expect your broker has the authority to vote on your behalf with respect to Proposal 2 (the Reverse Stock Split) and Proposal 3 (the ratification of the selection of Cherry Bekaert LLP as our independent registered public accounting firm, but not with respect to Proposal 1 (the election of directors). We encourage you to provide instructions to your broker to vote your shares on each Proposal.
In their discretion, the proxy holders named in the proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any continuation, postponement or adjournment thereof. The Board is not aware of any other items of business at this time that will be presented for consideration at the Annual Meeting other than those described in this proxy statement. In addition, no stockholder proposal or nomination was received on a timely basis, so no such matters may be brought to a vote at the Annual Meeting.
Voting Requirement to Approve Each Proposal
	Proposal	Voting Options	Vote Required	Effect of Abstentions/ Withheld Votes	Effect of Broker Non-Votes
Proposal One	Election of Directors	FOR or WITHHOLD	Plurality of the votes cast	None	None, because vote not cast on this proposal
Proposal Two	To approve an amendment to the Articles of Incorporation to effect a Reverse Stock Split of the Company’s issued and outstanding common stock	FOR, AGAINST, or ABSTAIN	Majority of shares present or represented by proxy and voting affirmatively or negatively on such matter	An abstention has no effect on votes for or against the proposal	Not applicable, because brokers are expected to have discretion to vote on this proposal
Proposal Three	To ratify the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2024	FOR, AGAINST, or ABSTAIN	Majority of the shares present or represented by proxy and voting affirmatively or negatively on such matter	An abstention has no effect on votes for or against the proposal	Not applicable, because brokers are expected to have discretion to vote on this proposal

How the Board Recommends You Vote
Our Board recommends that you vote your shares:
•	FOR--the nominees named in this Proxy Statement for election as directors (Proposal One);
•	FOR--approving an amendment to the Articles of Incorporation to effect a Reverse Stock Split of the Company’s issued and outstanding common stock (Proposal Two); and
•	FOR--the ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2024 (Proposal Three).
Where to Find Voting Results
We plan to announce the preliminary voting results at the Annual Meeting. We plan to publish the final voting reports in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting. If final results are not available at such time, the Form 8-K will disclose preliminary results, to be followed with an amended Form 8-K when final results are available.
Rules of the Meeting
The Executive Chairman of the Board (the “Executive Chairman”), or in the Executive Chairman’s absence, our Chief Executive Officer (the “Chief Executive Officer”), will call to order and preside over meetings of stockholders. Our Board may adopt rules, regulations and procedures for the conduct of any meeting of stockholders as it deems appropriate. Except to the extent inconsistent with such rules, regulations and procedures, the presiding officer of any meeting of stockholders will also determine the order of business and have the authority in his or her sole discretion to determine the rules of procedure and regulate the conduct of the meeting, including without limitation by: (a) imposing restrictions on the persons (other than stockholders of the Company or their duly appointed proxy holders) that may attend the meeting; (b) ascertaining whether any stockholder or his or her proxy holder may be excluded from the meeting based upon any determination by the presiding officer, in his or her sole discretion, that any such person has disrupted or is likely to disrupt the proceedings thereat; (c) determining the circumstances in which any person may make a statement or ask questions at the meeting; (d) ruling on all procedural questions that may arise during or in connection with the meeting; (e) determining whether any nomination or business proposed to be brought before the meeting has been properly brought before the meeting; (f) determining the time or times at which the polls for voting at the meeting will be opened and closed; and (g) recessing or adjourning the meeting in accordance with our bylaws.
Tabulation of Votes and Inspector of Elections
All votes will be tabulated by representatives of Broadridge Financial, who will act as the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Shares held by persons attending the Annual Meeting but not voting, shares represented by proxies that reflect abstentions as to one or more proposals, and broker non-votes, if any, will be counted as present for purposes of determining a quorum.
Solicitation of Proxies
We will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this proxy statement, the proxy, the notice and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our common stock in their names that are beneficially owned by others to forward to those beneficial owners. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation materials to the beneficial owners. Original solicitation of proxies may be supplemented by telephone, facsimile, electronic mail or personal solicitation by our directors, officers or staff members. No additional compensation will be paid to our directors, officers or staff members for such services.

PROPOSAL 1 – ELECTION OF DIRECTORS
Under our governing documents, and subject to the terms of the Investor Rights Agreement (as further described below under the section titled “Corporate Governance – Investor Rights Agreement”), our Board will consist of not fewer than five nor more than eleven members. Our Board has the power to set the number of authorized directors within those specified limits from time to time by resolution. We currently have nine authorized directors serving on our Board.
Based on the recommendation of our Nominating and Governance Committee, and pursuant to the terms of the Investor Rights Agreement, our Board has nominated each of the nine director nominees set forth below to stand for re-election by our stockholders at the Annual Meeting. If re-elected, each such director will hold office until our annual meeting of stockholders to be held in 2024 and until his or her successor is elected and qualified, or until his or her earlier death, disability, resignation, disqualification or removal. The following table contains information regarding each of the nominees for election to our Board (ages are as of October 13, 2023):
Director Nominee	Age	Director Since(3)	Audit Committee	Compensation Committee	Nominating and Governance Committee
Patrick Roney(1) Executive Chairman	67	2021
Paul S. Walsh(2) Lead Independent Director	68	2019			X (Chair)
Robert L. Berner III(2) Director	62	2019		X (Chair)
Mark W.B. Harms(2) Director	62	2019
Candice Koederitz(2) Director	67	2021	X
Jon Moramarco(1) Director(4)	66	2021
Timothy D. Proctor(1) Director	73	2019	X	X	X
Lisa M. Schnorr(1) Director	58	2021	X (Chair)
Jonathan Sebastiani(1) Director	53	2021			X
(1)	These individuals are Roney Nominees, as defined below under the section titled “Corporate Governance – Investor Rights Agreement.”
(2)	These individuals are Sponsor Nominees, as defined below under the section titled “Corporate Governance – Investor Rights Agreement.”
(3)
Indicates the year the respective individual became a director of Vintage Wine Estates, Inc., a Nevada corporation, or Bespoke Capital Acquisition Corp, a British Columbia corporation, as applicable. See “Our Director Nominees” below for more details.

(4)
Mr. Moramarco has served as our Interim Chief Executive Officer since February 7, 2023 and is expected to restart his service as an independent director after the start date of our new Chief Executive Officer.

Each nominee has agreed to serve if elected and the Board has no reason to believe that any nominee will be unable to serve. However, if any nominee should become unavailable for election prior to the Annual Meeting, the proxies will be voted in favor of the election of a substitute nominee or nominees proposed by the Nominating and Governance Committee or, alternatively, the number of directors may be reduced accordingly by the Board.
Pursuant to the Company’s Majority Voting Policy, any nominee for director who receives a greater number of “WITHHOLD” votes than “FOR” votes with respect to their election in an uncontested election is required to tender their resignation as a director to the Executive Chairman, to be effective upon acceptance by the Board. The Nominating and Governance Committee of the Board will consider the director’s offer to resign and then make a recommendation to the Board whether to accept it. The Board will make its decision within 90 days following the Annual Meeting and will accept the resignation absent exceptional circumstances and will announce its decision via press release, including the reasons for rejecting the resignation, if applicable.

Subject to the terms of the Investor Rights Agreement, vacancies on the Board (including any vacancy created by an increase in the size of the Board) will be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board, or by a sole remaining director. A director so elected to fill a vacancy will hold office until the next annual meeting of stockholders and until such director’s successor is elected and qualified, or until such director’s earlier death, disability, resignation, disqualification or removal.
Our Director Nominees
The following provides certain biographical information for each nominee and a summary of the specific qualifications, attributes, skills and experiences which led our Board to conclude that each nominee should serve on the Board at this time. There are no family relationships among any of our directors or among any of our directors and our executive officers.
Prior to the June 2021 consummation of our business combination, which we refer to as the “Business Combination,” certain of our director nominees served on the board of directors of Vintage Wine Estates, Inc., a California corporation. We refer to this entity as “Legacy VWE.”
Patrick Roney is our Executive Chairman and has served as a director since June 2021. Mr. Roney served as the Chief Executive Officer of VWE from June 2021 until February 2023. Mr. Roney served as the Chief Executive Officer of Legacy VWE from its inception until the Business Combination in June 2021, having co-founded Legacy VWE in 2007 with the late Leslie Rudd. Mr. Roney has spent his 30-plus year career in the wine, spirits, and food industries, beginning with his first job as a young sommelier at the legendary Pump Room in Chicago. He has been hands-on in every aspect of the wine and spirits business—from production to sales and marketing, to finance and senior management, at some of the industry’s most important brands, including Seagram’s, Chateau St. Jean, Dean & Deluca and the Kunde Family Winery. Mr. Roney’s idea to bring fine wine brand Girard together with a direct-to-consumer brand Windsor Vineyards, to form Vintage Wine Estates, illustrates his deep knowledge of market trends and consumer behaviors. Mr. Roney models an entrepreneurial spirit and is dedicated to preserving the heritage of iconic wine brands while maintaining focus on the customer and innovative ideas. He holds a B.S. degree from Northwestern University and an M.B.A. degree from Southern Illinois University. He is well-qualified to serve as a director because of his manifold roles in operations, finance, sales and marketing throughout his career in food and beverage companies, including leadership of Legacy VWE from its very beginning.
Paul S. Walsh is our Lead Independent Director since February 2023 and has served as a director since July 2019. Mr. Walsh brings with him a wealth of experience as Chief Executive Officer of a large multinational branded consumer products corporation operating in highly regulated markets. Mr. Walsh previously served as Chairman of Compass Group PLC from February 2014 to December 2020. He also previously served as the Lead Operating Partner of Bespoke Capital Partners, LLC (“Bespoke”) from August 2016 to June 2020. Mr. Walsh was the Chief Executive Officer of Diageo, the world’s largest spirits company, from 2000 to 2013. Prior to that, Mr. Walsh was the Chairman and President of The Pillsbury Company from 1996 to 1999. Under Mr. Walsh’s leadership, Diageo was transformed from a multi-national conglomerate into a focused global market leading spirits business via a combination of organic growth and significant acquisitions. Mr. Walsh and his management team created over $80 billion of shareholder value while in leadership at Diageo. Mr. Walsh brings with him substantial corporate leadership experience, knowledge of consumer-centric companies, international operations expertise, and experience with regulated industries. He has also held executive-level finance positions, including as Chief Financial Officer of Grand Metropolitan Foods and Intercontinental Hotels. Throughout his career, Mr. Walsh has built success and growth at his companies through the deployment of effective brand development and marketing strategies, which brings added perspective to our Board and makes him well qualified to serve as a director. Notable successes include the creation of the Johnnie Walker family of Scotch Whiskey brands. He also currently serves as Executive Chairman of McLaren Group. He is a non-executive director of McDonald’s Corporation (NYSE: MCD) and FedEx Corporation (NYSE: FDX).
Robert L. Berner III has served as a director since July 2019. Mr. Berner is a founder of Bespoke, and served as Bespoke’s Joint Managing Partner and Chief Investment Officer and Chairman of Bespoke’s Investment Committee from 2014 until March 2023. He has been active in the private equity industry for over 30 years. Mr. Berner has sat on numerous boards and is currently Chairman of Johnnie-O LLC (men’s lifestyle brand), which he has served on since 2006. Mr. Berner also was a principal investor in, and Chairman of Diversified Distribution Systems, LLC (DDS), the largest specialty retail distribution and services business in the United States, which was sold to Bunzl Plc in 2017. Mr. Berner was a Partner at CVC Capital Partners from 2007 to 2010 and Chairman of CVC US from

2010 to 2013. CVC Capital Partners is a global private equity firm with over $100 billion of assets under management. Prior to CVC, he served as a Managing Director at Ripplewood Holdings from 2000 to 2007, and was a member of the firm’s Investment Committee. Prior thereto, Mr. Berner was a Partner and member of the Investment Committee of Charterhouse International. Mr. Berner began his career in the investment banking division of Morgan Stanley where he was a Principal in the mergers and acquisitions department. Mr. Berner also serves on the board of Bespoke’s portfolio companies. In addition, Mr. Berner has acted as a non-executive director on the boards of numerous private equity portfolio companies during his private equity career and has sat on the board of several charitable and not for profit organizations. Mr. Berner has an M.B.A. from Northwestern University and a BBA in Finance from the University of Notre Dame. With his track record of success in principal investing and private equity during his career, as well as his extensive board experience, Mr. Berner is well-qualified to sit on the Board as a director.
Mark W.B. Harms has served as a director since July 2019. He previously served as the Chief Executive Officer of Bespoke Capital Acquisition Corp. (“BCAC”) from December 2020 to June 2021. Mr. Harms is a founder and Joint Managing Partner of Bespoke since 2014. Mr. Harms also founded Global Leisure Partners (“GLP”) in 2004, where he is currently the Chairman and Chief Executive Officer. GLP has advised on over $60 billion of transactions, deploying over $500 million of capital into a number of investments and developed an industry leading operating executive network with 75+ members. Mr. Harms has completed over 130 advisory and principal transactions in North and South America, Europe and Australia. Mr. Harms has extensive experience with regard to leveraged debt, mezzanine and equity financing techniques in Europe and the U.S. with over $100 billion in completed transactions, making him well-qualified to serve on the Board as a director. Prior to founding GLP, Mr. Harms worked at Oppenheimer as a Managing Director and at CIBC World Markets as the founder and head of the Consumer Growth Group. Mr. Harms built within Consumer Growth Group strong industry verticals in branded consumer products and services, gaming, health and fitness, specialty retail and travel and tourism. Mr. Harms has served on the board of Bespoke’s portfolio company, World Fitness Services, since 2017. Mr. Harms was a non-executive director of 24 Hour Fitness, a Bespoke portfolio company, from 2014 to 2020. Mr. Harms was a Vice Chairman of the World Travel & Tourism Council from 2009 to 2014 and is a member and on the board of the International Association of Gaming Advisors. He was also a non-executive director on a number of other charitable, educational and not-for-profit boards. Mr. Harms has an M.B.A. from the University of Chicago and a BA from the University of Michigan.
Candice Koederitz has served as a director since June 2021. She previously served as a director of BCAC from July 2019 to November 2019. Ms. Koederitz brings capital markets, due diligence, financial market product development, international and risk management experience, which she gained as a Managing Director at Morgan Stanley where she spent over 30 years, before retiring in 2016. At Morgan Stanley, Ms. Koederitz worked with companies and governments globally to raise over $30 billion in capital. Ms. Koederitz held various senior management roles, including head of Capital, head of Regulatory Implementation, Chief Executive Officer of Morgan Stanley Asia (S) Ltd in Singapore and head of Capital Markets Execution. She co-chaired the Capital Commitment Committee, Equity Underwriting Committees, Americas Franchise Committee and was a member of the Firm and Securities Risk Committees. Ms. Koederitz is currently an independent, non-executive director of ICE Benchmark Administration Ltd, a financial benchmark administrator, and of Scotia Holdings (US) Inc., whose parent company is The Bank of Nova Scotia. She previously served as an independent non-executive director of TEAM, INC. (Nasdaq: TEAM) from August 2021 to November 2021. She is also active in several non-profit organizations. Ms. Koederitz has an M.B.A. degree from Harvard Business School and a B.S. degree in Civil Engineering from the University of Texas at Austin. She is qualified to serve on the Company’s board of directors because of her financial acumen and executive skills.
Jon Moramarco has served as our Interim Chief Executive Officer since February 2023. He previously served as a director from June 2021 to February 2023, when he became our Interim Chief Executive Officer, and is expected to restart his service as an independent director after the start date of our new Chief Executive Officer. Mr. Moramarco has nearly 40 years of uninterrupted involvement in the wine industry. Since 2009, he has been Managing Partner of BW166 LLC, a consultancy to the beverage alcohol industry and provider of beverage alcohol industry data. Industry reports published by BW166 LLC include the bw166 Total Beverage Alcohol Overview and The Gomberg & Frederiksen Report. From 2010 to 2014, Mr. Moramarco was President and Chief Executive Officer of Winebow Inc., a significant importer of table wines into the U.S. market and a wholesaler of fine wines and craft spirits. From 1999 to 2009, was an executive with Constellation Brands, holding positions such as President and Chief Executive Officer of Canandaigua Wine Co. (1999-2003), President and Chief Executive Officer of Icon Estates (2003-2005),

President and Chief Executive Officer of Constellation Europe (2007-2007) and Chief Executive Officer of Constellation International (2007-2009). In his final role at Constellation Brands leading to his recruitment to Winebow Inc., he served on the Executive Management Committee of the parent company and participated in all board meetings. From 1982 to 1999, Mr. Moramarco held a series of positions with Allied Domecq and its predecessor companies. He holds a B.S. degree in Agricultural Science & Management from the University of California at Davis and a certificate in Organizational Change from Stanford Business School. Mr. Moramarco’s professional affiliations include the Executive Leadership Board for Viticulture and Enology of the University of California at Davis and former board positions with the Wine Institute of California, the American Vintners Association and the Wine Market Council. He is qualified to serve on the Company’s board of directors because of his deep understanding of the wine industry and his financial and managerial skills relating directly to the industry.
Timothy D. Proctor has served as a director since August 2019. He is qualified to serve on the Company’s board of directors due to his 38 years of experience in the practice of law, primarily in the highly regulated industries of pharmaceuticals and drinks. Mr. Proctor served as global general counsel at Diageo plc from 2000 to 2013, managing a worldwide team of lawyers in support of marketing, M&A, regulatory, and compliance challenges, during a period of company growth. Prior to his time at Diageo, Mr. Proctor was US general counsel at Glaxo (now GlaxoSmithKline) from 1992 to 1998, then moved to London to be the global head of human resources. Mr. Proctor also served in several positions at Merck Sharp and Dohme (“MSD”) from 1980 to 1992, which included senior attorney (US), New Products Committee Secretary, MSD Europe Counsel, MSD US Counsel, VP & Associate General Counsel and Global Human Health Marketing and Research. Before his time at MSD, he spent five years at Union Carbide Corporation. Mr. Proctor’s previous board service includes the Northwestern Mutual, Wachovia Bank and Allergan, Inc. Mr. Proctor has M.B.A. and JD degrees from the University of Chicago, earned in a joint program.
Lisa M. Schnorr has served as a director since June 2021. Before retiring in May 2021, she worked for Constellation Brands (NYSE: STZ), a Fortune 500 company and a leading international producer of beer, wine and spirits with operations in the U.S., Mexico, New Zealand and Italy. Ms. Schnorr joined Constellation Brands in 2004 and earned promotions through a series of positions with increasing responsibility, including Vice President of Compensation and HRIS (2011-2013), Senior Vice President of Total Rewards (2014-2015), Corporate Controller (2015-2017), Chief Financial Officer of the Wine & Spirits Division (2017-2019), and Senior Vice President and Project Lead of Digital Enablement (2019-2021). Before joining Constellation Brands, Ms. Schnorr held financial and accounting positions at various public and private companies and she began her career in 1987 at PricewaterhouseCoopers (formerly Price Waterhouse), all in Rochester, New York. Ms. Schnorr has been a member of the board of directors of Graham Corporation (NYSE: GHM) since 2014, where she serves as Chair of the Audit Committee, and Warrior Met Coal (NYSE:HCC) since August 2022, where she serves as Chair of the Nominating and Corporate Governance Committee. She holds a B.S. degree in Accounting from the State University of New York at Oswego. Ms. Schnorr’s experience in VWE’s industry is a valuable contribution to the Company’s board of directors, as is her experience in strategic planning, audit, financial planning and analysis, capital allocation, public company corporate governance and risk management, among other functions and roles, making her well-suited to serve on the Board.
Jonathan Sebastiani has served as a director since June 2021. He previously served as a director of Legacy VWE from October 2018 to June 2021. He founded Sonoma Brands in January 2016 to invest in high-growth, emerging consumer brands and selectively incubate new concepts. Mr. Sebastiani currently leads all aspects of Sonoma Brands’ investment strategy and portfolio company management. Prior to founding Sonoma Brands, he was the Founder and Chief Executive Officer of KRAVE Pure Foods, acquired by The Hershey Company in 2015. Prior to KRAVE, he was the President of Viansa Winery from 1992 to 2005. Mr. Sebastiani holds a B.S. degree from Santa Clara University and a dual M.B.A. degree from the Haas School of Business, University of California at Berkeley, and Columbia Business School. Mr. Sebastiani is qualified to serve on the Company’s board of directors because of his success as an entrepreneur and investor with respect to consumer products companies, particularly in the wine industry.
Our Board recommends a vote FOR each of the Board nominees named in
Proposal 1 in this proxy statement.

CORPORATE GOVERNANCE
Board Leadership and Structure
We separate the roles of Chief Executive Officer and Chairman of the Board because we believe that our corporate governance is most effective when these positions are not held by the same person. The Board recognizes the differences between the two roles and believes that separating them allows each person to focus on his or her individual responsibilities. Under this leadership structure, our Chief Executive Officer can focus his or her attention on generating sales, overseeing sales and marketing, and managing the day-to-day company operations, while our Chairman can focus his or her attention on board responsibilities. Our Board and management believe that the choice of whether the Chairman of our Board should be an executive of the Company or an independent director depends upon a number of factors, taking into account the candidates for the position and the best interests of the Company and its stockholders.
For example, at the start of fiscal 2023 Pat Roney served as our Chief Executive Officer and Paul Walsh served as Chairman of the Board. On February 7, 2023 Mr. Roney transitioned from Chief Executive Officer to Executive Chairman of the Board based on the mutual determination that his role as CEO had changed significantly since our IPO. In connection with this transition Paul Walsh became our Lead Independent Director. In this role, the Lead Independent Director serves as a liaison between the Executive Chairman and the other directors. We believe it is important, while the Board has an Executive Chairman that recently served as Chief Executive Officer, for the Lead Independent Director to ensure that we are implementing and maintaining strong corporate governance. These leadership changes allowed us to find the right talent to continue to execute our strategy while leveraging the years of Mr. Roney’s institutional knowledge and industry relationships for the benefit of our Company and stockholders.
The Executive Chairman’s duties include presiding at all meetings of the stockholders and all meetings of the Board. The Executive Chairman also performs such other duties and may exercise such other powers as may from time to time be assigned by the Board, including approving the agenda and meeting schedules for each meeting of the Board while considering suggestions of other directors. All directors have input into the preparation of agendas for Board meetings and topics of Board discussion and oversight. The independent members of our Board also regularly meet in executive session led by our Lead Independent Director, without members of management present. Our Board believes this structure allows all of the directors to participate in the full range of the Board’s responsibilities with respect to its oversight of the Company’s management. Our Board has determined that this leadership structure is appropriate given the size of the Company, the number of directors overseeing the Company and the Board’s oversight responsibilities.
In addition, we have also separated the roles of Chief Executive Officer and President in the past but, depending on the circumstances, other leadership models, such as combining the role of President with the role of Chief Executive Officer, might be appropriate. For example, as part of our restructuring plan, Terry Wheatley resigned as our President on July 19, 2023 and Seth Kaufman is expected to begin serving as our President and Chief Executive Officer effective October 30, 2023. We believe having Mr. Kaufman serve in both of these roles will simplify our leadership structure and allow us to more effectively implement our strategic plans.
Investor Rights Agreement
We were originally formed in 2019 as BCAC, a special purpose acquisition corporation incorporated under the laws of the Province of British Columbia. BCAC was organized for the purpose of effecting an acquisition of one or more businesses or assets by way of a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or any other similar business combination involving BCAC.
On June 7, 2021, BCAC consummated the Business Combination with Legacy VWE, pursuant to a transaction agreement dated February 3, 2021. As a result of the transactions, BCAC changed its jurisdiction of incorporation from the Province of British Columbia to the State of Nevada, BCAC changed its name to “Vintage Wine Estates, Inc.” and Legacy VWE became our wholly owned subsidiary.
In connection with the consummation of our Business Combination, the Company and certain holders of VWE capital stock entered into an investor rights agreement dated June 7, 2021 (as amended, the “Investor Rights Agreement”), which provides for, among other things, (i) certain rights to nominate directors to our Board and (ii) certain voting agreements to vote their shares of common stock. These features of the Investor Rights Agreement are explained further below.

Director Nominee Designation Rights
The Investor Rights Agreement provides that, until our 2028 annual meeting of stockholders and so long as the size of the Board remains nine directors, Patrick Roney (the “Roney Representative”) will have the right to designate five nominees for election to the Board (each, a “Roney Nominee”), at least two of whom will qualify as independent directors under Nasdaq listing requirements. The Investor Rights Agreement further provides that, until our 2028 annual meeting of stockholders and so long as the size of the Board remains nine directors, Bespoke Sponsor Capital LP (the “Sponsor”) will have the right to designate four nominees for election to the Board (each, a “Sponsor Nominee”), at least one of whom will qualify as an independent director under Nasdaq listing requirements.
Under the Investor Rights Agreement, the Board and its committees will nominate each Roney Nominee and each Sponsor Nominee. Stockholders party to the Investor Rights Agreement (other than Casing & Co. f/b/o Wasatch Microcap Fund) (the “Specified Investors”) will vote for each Roney Nominee and each Sponsor Nominee.
The Roney Representative will have the right to remove Roney Nominees and the Sponsor will have the right to remove Sponsor Nominees. Vacancies created by resignation, removal, death or otherwise will be filled by the Roney Representative if the predecessor director was a Roney Nominee or by the Sponsor if the predecessor director was a Sponsor Nominee. Vacancies created by increases in Board size will be filled proportionally (rounded up or down to the nearest whole number) such that, following such increase in Board size, the number of Roney Nominees or Sponsor Nominees, as a percentage of the total number of directors, remains the same.
Any director nominees not nominated pursuant to the designation rights of the Roney Representative or the Sponsor will be recommended to the Board by the Nominating and Governance Committee (each, a “Nominating Committee Nominee”).
Voting Agreements
Under the Investor Rights Agreement, Major Investors (as defined below) appointed the Roney Representative their proxy to vote their shares on all matters except the Sponsor’s “Reserved Matters.” The Reserved Matters include, among other things, (a) the issuance of equity by the Company or the adoption of any equity plan, (b) any business combination transaction to which the Company is a party, and (c) any amendment of the Company’s articles of incorporation or bylaws (other than an amendment that does not discriminate by its terms against any class, series or group of stockholders or any particular stockholder or adversely affect stockholder rights in a significant respect). This grant of proxy ends on the earlier of (i) June 6, 2028 and (ii) when the Roney Investors (as defined below) cease to own at least 10% of the outstanding common stock.
As defined in the Investor Rights Agreement, the “Major Investors” are the Sponsor, the Sebastiani Investors, the Roney Investors and the Rudd Investors. The “Sebastiani Investors” are Sonoma Brands II, L.P., Sonoma Brands II Select, L.P. and Sonoma Brands VWE Co-Invest, L.P. The “Roney Investors” are the Patrick A. Roney and Laura G. Roney Trust and Sean Roney. The “Rudd Investors” are Marital Trust D under the Leslie G. Rudd Living Trust U/A/D 3/31/1999, as amended, the SLR Non-Exempt Trust U/A/D 4/21/2018 and the Rudd Foundation.
Director Independence
Nasdaq listing standards require that a majority of the members of our Board be “independent,” as such term is defined by the Nasdaq listing standards. Based on this definition, our Board has determined that each of Messrs. Walsh, Berner, Proctor and Sebastiani, and Mses. Koederitz and Schnorr, are independent. Mr. Moramarco is expected to be an independent director after his service as Interim Chief Executive Officer ends.
Meetings of the Board of Directors
During the fiscal year ended June 30, 2023 (“fiscal 2023”), our Board held 20 meetings. No director attended less than 75% of the aggregate of the total number of meetings of the Board or of a committee on which such director served during fiscal 2023.
Committees of the Board
Our Board has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee. Each of the committees reports to the Board as it deems appropriate and as the Board may request. Each committee operates under a written charter adopted by the Board, which charters are available on our website at www.ir.vintagewineestates.com. A general description of the duties and responsibilities of these committees, their members and the number of times each committee met is set forth below.

Audit Committee — The Audit Committee met 12 times in fiscal 2023. In accordance with its charter, the Audit Committee assists the Board in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting and legal compliance functions by approving the services performed by our independent registered public accounting firm and reviewing their reports regarding our accounting practices and systems of internal accounting controls. The Audit Committee also oversees the audit efforts of our independent registered public accounting firm and takes those actions as it deems necessary to satisfy itself that the independent registered public accounting firm is independent of management. The members of the Audit Committee are Lisa Schnorr (Chair), Candice Koederitz, and Timothy Proctor, all of whom satisfy the requirements for financial literacy under applicable rules and regulations. Mr. Moramarco served as a member of the Audit Committee until February 7, 2023, when he was appointed Interim Chief Executive Officer. The Board has determined that each member of the Audit Committee is independent under applicable Nasdaq and SEC rules, including the additional independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). In addition, the Board has determined that Ms. Schnorr qualifies as an “audit committee financial expert” as such term is defined in Item 407 of Regulation S-K.
Compensation Committee — The Compensation Committee met 12 times in fiscal 2023. In accordance with its charter, the Compensation Committee determines the general compensation policies and the compensation provided to officers of the Company. The Compensation Committee also makes recommendations to the Board regarding director compensation. In addition, the Compensation Committee reviews and determines security-based compensation for directors, officers, employees and consultants of the Company and will administer the Company’s equity incentive plans. The Compensation Committee also oversees corporate compensation programs. The members of the Compensation Committee are Robert Berner (Chair) and Timothy Proctor. The Board has determined that each member of the Compensation Committee is independent under applicable Nasdaq rules.
Nominating and Governance Committee — The Nominating and Governance Committee met 4 times in fiscal 2023. In accordance with its charter, the Nominating and Governance Committee is responsible for making recommendations to the Board regarding candidates for directorships and the size and composition of the Board and its committees, subject at all times to the rights and responsibilities of the Roney Representative and of the Sponsor under the Investor Rights Agreement. The Nominating and Governance Committee also identifies and nominates any directors not nominated as Roney Nominees or Sponsor Nominees pursuant to the Investor Rights Agreement. In addition, the Nominating and Governance Committee is responsible for overseeing the Company’s governance and for making recommendations to the Board concerning governance matters. The members of the Nominating and Governance Committee are Paul Walsh (Chair), Timothy Proctor and Jonathan Sebastiani. The Board has determined that each member of the Nominating and Governance Committee is independent under applicable Nasdaq rules.
Board Tenure and Retirement — Subject to the rights of the Roney Representative and the Sponsor pursuant to the Investor Rights Agreement, the Board considers the tenure and age of each nominee for election. The Nominating and Governance Committee continues to evaluate the merits of adopting a director tenure and retirement policy.
Nomination of Directors
Subject to the nominee designation rights under the Investor Rights Agreement, the process followed by the Nominating and Governance Committee to identify and evaluate director candidates includes requests to the members of our Board and others for recommendations, meetings to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Governance Committee and our Board.
In recommending candidates to the Board for nomination as directors, the Nominating and Governance Committee strives to identify individuals who bring a unique perspective to the Company’s leadership and contribute to the overall diversity of our Board. Although the Nominating and Governance Committee has not adopted a specific written diversity policy for nominations, we believe that a diversity of experience, gender, race, ethnicity and age contributes to effective governance for the benefit of our stockholders. The Nominating and Governance Committee considers such characteristics together with the other qualities considered necessary or appropriate by the Nominating and Governance Committee, such as requisite judgment, skill, integrity and experience. The Nominating and Governance Committee does not assign a particular weight to these individual factors. Rather, the Nominating and Governance Committee looks for a mix of factors that, when considered along with the experience and credentials of the other candidates and existing directors, will provide stockholders with a diverse and experienced Board.

Our Board does not currently prescribe any minimum qualifications for director candidates; however, the Nominating and Governance Committee will consider a potential candidate’s experience, areas of expertise and other factors relevant to the overall composition of our Board.
Our bylaws provide that nominations by stockholders of persons for election to the Board may be made by timely notice to the Corporate Secretary of the Company and otherwise complying with the requirements set forth in our bylaws. The Nominating and Governance Committee will consider persons properly nominated by stockholders and recommend to the full Board whether any such nominees should be included with the Board’s nominees for election by stockholders. Subject to the Investor Rights Agreement, the Nominating and Governance Committee will evaluate properly nominated stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. To be adequate, the nomination notice must set forth certain information specified in our bylaws about each stockholder submitting a nomination and each person being nominated. Our bylaws are available in our SEC filings which can be accessed on our website at www.ir.vintagewineestates.com under the “Governance” tab and will be provided to any stockholder upon written request to Vintage Wine Estates, Inc., 937 Tahoe Boulevard, Suite 210, Incline Village, Nevada 89451, Attn: Corporate Secretary. A stockholder is not entitled to have its nominees included in our proxy statement solely as a result of such stockholder’s compliance with those provisions. If a stockholder (or other qualified representative of the stockholder) does not appear at the annual or special meeting to present its nomination, such nomination will be disregarded (notwithstanding that proxies in respect of such nomination may have been solicited, obtained or delivered).
Communications with Directors
Our annual meeting of stockholders provides an opportunity each year for stockholders to ask questions of, or otherwise communicate directly with, members of our Board on appropriate matters. In addition, stockholders may communicate in writing with any particular director, any committee of our Board, or the directors as a group, by sending such written communication to our Corporate Secretary at 937 Tahoe Boulevard, Suite 210, Incline Village, Nevada 89451 or via email to CorporateSecretary@vintagewineestates.com. Our Corporate Secretary will provide copies of written communications received at such addresses to the Board, relevant committee or the relevant director unless such communications are considered, in the reasonable judgment of our Corporate Secretary, to be inappropriate for submission to the intended recipient(s). The Corporate Secretary will not forward to the Board, any committee or any director communications that are not related to the duties and responsibilities of the Board, including, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to our business or communications that relate to improper or irrelevant topics. The Corporate Secretary or their designee may analyze and prepare a response to the information contained in communications received and may deliver a copy of the communication to other Company staff members or agents who are responsible for analyzing or responding to complaints or requests. The Corporate Secretary will share all proper communications with the Board, the appropriate committee or the appropriate director(s) on at least a quarterly basis. From time to time, our Board may change the process by which stockholders may communicate with the Board or its members.
Risk Oversight
One of the key functions of the Board is informed oversight over the Company’s risk management process. The Board administers this oversight function directly through the Board as a whole, as well as through the standing committees of the Board as they address risks inherent in their respective areas of oversight. In particular, the entire Board is responsible for monitoring and assessing strategic risk exposure, and the Audit Committee has the responsibility to (1) consider and discuss major financial risk exposures and the steps that management has taken to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken, (2) review with management the process by which risk assessment and management is undertaken, monitor compliance with legal and regulatory requirements and review the adequacy and effectiveness of the Company’s internal controls over financial reporting and (in coordination with the Nominating and Governance Committee) its disclosure controls and processes, and (3) review with management the Company’s major cybersecurity and information technology risk exposures and the steps taken to monitor or mitigate such exposures. The Nominating and Governance Committee is responsible for monitoring the Company’s corporate governance policies and systems in light of the governance risks that the Company faces and the adequacy of the Company’s policies and procedures designed to address such risks. The Compensation Committee assesses and monitors whether any of our compensation plans, policies and programs comply with applicable legal and regulatory requirements.

Board Attendance at Annual Meetings of Stockholders
Directors are encouraged, but not required, to attend our annual meetings of stockholders. Eight of our directors attended our fiscal 2022 annual meeting of stockholders.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, directors and officers, including our Chief Executive Officer, President, Chief Financial Officer, Chief Operations Officer and other executive and senior financial officers. We have made the Code of Business Conduct and Ethics available on our website at www.ir.vintagewineestates.com. Any amendments to the Code of Business Conduct and Ethics, or any waivers of its requirements, are expected to be disclosed on that website to the extent required by applicable SEC and Nasdaq rules.
Anti-Hedging and Anti-Pledging Policy
Our Board has adopted an Insider Trading Policy, which applies to all directors, officers and employees of the Company, including any entities that any of such persons control and their family members (collectively, “Insiders”). Among other things, the policy prohibits hedging transactions by any Insider or any of their designees. Such prohibited hedging transactions may include, without limitation, the use of financial instruments such as prepaid variable forwards, equity swaps, short sale instruments, puts, collars and exchange funds or other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s securities. The policy also prohibits insiders from pledging, hypothecating or otherwise using our securities as collateral for a loan or other forms of indebtedness.
Compensation Clawback and Recoupment Policy
Our Board has adopted a Compensation and Recoupment Policy, effective as of October 2, 2023 (the “Clawback Policy”), to comply with Section 10D of the Exchange Act, Rule 10D-1 promulgated thereunder, and the listing rules of the Nasdaq Stock Market LLC. The Clawback Policy requires the Company to recover from covered executive officers the amount of erroneously awarded compensation resulting from an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws. The Clawback Policy supersedes and replaces the Company’s prior compensation recovery policy for incentive-based compensation received on and after October 2, 2023.
Under our prior policy, which still applies to incentive-based compensation received between June 7, 2021 and October 2, 2023, if the Company must restate its financial statements due to material noncompliance with any financial reporting requirements, any current or former executive officer (i) who received incentive compensation based on financial information that is subject to restatement, and (ii) whose willful act of fraud or dishonesty contributed to the noncompliance resulting in the restatement, would be required to reimburse the Company for any incentive compensation received in excess of what they would have received under the restatement. In addition, under our prior and current Clawback Policy, if the Board in its sole judgment determines that a current or former executive officer who received incentive-based compensation has engaged in (i) use for profit or disclosure to unauthorized persons of confidential information or trade secrets of the Company, (ii) breach of any contract with or violation of any fiduciary obligation to the Company, or (iii) engagement in any active misconduct that results in significant financial or reputational harm to the Company or any of its subsidiaries, then the Company will use prompt and reasonable efforts to recover any incentive-based compensation that the Board reasonably and in good faith deems appropriate.

Board Diversity
The Board Diversity Matrix below presents information about the diversity of the Board in the format prescribed by Nasdaq rules. To see our Board Diversity Matrix as of September 28, 2022, please see the proxy statement filed with the SEC on October 11, 2022.
Board Diversity Matrix (as of October 30, 2023)
Total Number of Directors	9
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	6	—	1
Part II: Demographic Background
African American or Black	—	1	—	—
White	2	5	—	1
LGBTQ+	—
Persons with Disabilities	—

EXECUTIVE OFFICERS
Executive Officers of VWE
The following sets forth the names, ages, positions and biographical information regarding each of our executive officers as of October 13, 2023:
Name	Age	Title
Jon Moramarco	66	Interim Chief Executive Officer and Director
Kristina Johnston	46	Chief Financial Officer
Zach Long	44	Chief Operations Officer
Jon Moramarco’s biography is presented above under “Proposal 1 – Election of Directors – Our Director Nominees.”
Kristina Johnston has served as our Chief Financial Officer since March 2022. Prior to that, she spent 17 years at Constellation Brands, Inc., where she focused on public company reporting requirements, finance processes, budgeting and forecasting as Vice President of Global Accounting. Earlier in her career, she was with the accounting firms Arthur Andersen and PricewaterhouseCoopers, where she served as auditor-in-charge of client accounts. Ms. Johnston earned her B.A. in Accounting and her M.B.A. from St. Bonaventure University. Kristina’s knowledge of public company finance and accounting, paired with her career in the beverage industry, allows her to successfully support VWE’s planned financial growth.
Zach Long has served as our Chief Operations Officer since November 2022. Mr. Long also served as our Senior Vice President of Winemaking and Production from March 2022 until November 2022. Mr. Long, who has over 20 years of experience in the production of wine, joined VWE through the Kunde acquisition where he was Director of Winemaking from May 2011 to March 2022. Previously, Mr. Long was Winemaker at Girard Winery. In addition to his wealth of Industry insight gained over the years working closely with VWE affiliated wineries, growers and vendors, Mr. Long holds degrees in viticulture and enology from the University of California Davis (UC Davis) and a certification in viticulture from the University of Purpan in Toulouse, France.
Executive officers are elected annually by, and serve at the discretion of, the Board. There are no family relationships among any of our executive officers or among any of our executive officers and our directors.

EXECUTIVE COMPENSATION
Overview
This section discusses the material components of the executive compensation for the executive officers who were our “named executive officers” for fiscal 2023. This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs.
For fiscal 2023, our named executive officers (“NEOs”) were:
•	Jon Moramarco, our Interim Chief Executive Officer;
•	Patrick Roney, our former Chief Executive Officer;
•	Zach Long, our Chief Operations Officer; and
•	Terry Wheatley, our former President.
Summary Compensation Table
The following table provides information regarding the compensation of our NEOs.
Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Patrick Roney Former Chief Executive Officer(4)	2023	$418,616	$—	$—	$—	$13,725	$432,341
	2022	$496,714	$99,343	$3,536,902	$2,814,031	$—	$6,946,990
Jon Moramarco Interim Chief Executive Officer(5)	2023	$158,750	$—	$316,787	$—	$—	$475,537
Zach Long Chief Operations Officer	2023	$295,866	$—	$747,674	$687,828	$22,332	$1,753,700
Terry Wheatley Former President(6)	2023	$423,300	$—	$—	$—	$62,817	$486,117
	2022	$422,825	$63,282	$4,110,000	$1,654,515	$18,000	$6,268,622
(1)	Amounts in this column represent base salary earned during the fiscal year.
(2)
The amounts in this column represent the aggregate grant date fair value of restricted stock units or options granted to our NEOs, calculated in accordance with FASB ASC Topic 718. See Note 13 to our consolidated financial statements included in our Annual Report for information regarding the assumptions made in determining these values.

(3)	Amounts in this column represent fiscal 2023 reflect the following:
	401(k) Plan Match ($)	Commuting Related Expenses (Car and Gas Allowance) ($)	Housing Allowance ($)
Patrick Roney	13,725	—	—
Jon Moramarco	—	—	—
Zach Long	13,232	9,100	—
Terry Wheatley	6,000	24,681	32,136
(4)
Patrick Roney served as Chief Executive Officer of the Company from the Business Combination until February 7, 2023, when he was appointed Executive Chairman of the Board. See “Agreements with the NEOs – Roney Letter Agreement” below for discussion of the termination of Mr. Roney’s employment agreement and entry into a letter agreement with respect to his service as Executive Chairman.

(5)
Jon Moramarco has served as our Interim Chief Executive Officer since February 7, 2023. See “Agreements with the NEOs – Moramarco Consulting Agreement” below for discussion of Mr. Moramarco’s compensation for service as Interim Chief Executive Officer.

(6)	Terry Wheatley served as President until her resignation on July 19, 2023.

Agreements with the NEOs
We have entered into agreements with Messrs. Roney and Moramarco and Ms. Wheatley that set forth the terms and conditions of their employment. The material terms of these agreements are summarized below.
Roney Letter Agreement
We entered into an employment agreement with Mr. Roney that became effective on June 7, 2021. The employment agreement with Mr. Roney specified that he would serve as our Chief Executive Officer and that his annual base salary was $500,000, subject to review and adjustment by the Board from time to time. Mr. Roney was eligible for a discretionary bonus of up to 40% of his base salary.
On February 7, 2023, in connection with his transition to Executive Chairman, we entered into a letter agreement (the “Letter Agreement”) with Mr. Roney which terminated his employment agreement. We agreed to provide Mr. Roney his accrued but unpaid Base Salary and PTO (as defined in the employment agreement) through February 7, 2023, and any vested amounts or benefits that he was entitled to receive under any plan, program, or policy. Mr. Roney expressly waived any claim to the severance benefits described in the employment agreement. Under the Letter Agreement, Mr. Roney will receive an annual base salary of $250,000 for his service as Executive Chairman in fiscal 2023 and will be eligible to participate in our employee benefit plans and programs. Mr. Roney has agreed that his annual base salary will be decreased to $212,500 starting in fiscal 2024. In connection with his appointment as Executive Chairman, all outstanding stock options and unvested restricted stock units previously granted to Mr. Roney under our 2021 Omnibus Incentive Plan (the “2021 Plan”) ceased to vest and any unvested awards were forfeited; however, Mr. Roney maintained the vested stock option awards which are exercisable pending attainment of a market condition. Under the Letter Agreement, Mr. Roney is not entitled to any severance or post-termination benefits upon termination of service.
Moramarco Consulting Agreement
On February 7, 2023, we entered into a consulting agreement (the “Consulting Agreement”) with bw166 LLC (“bw166”) and Jon Moramarco that set forth Mr. Moramarco’s compensation for his service as Interim Chief Executive Officer. Mr. Moramarco is the managing partner of and has a controlling interest in bw166. Under the Consulting Agreement, we paid bw166 a monthly fee of $17,500 and reimbursed Mr. Moramarco for reasonable expenses related to his service. We also granted Mr. Moramarco a one-time award of restricted stock units under the 2021 Plan that will vest in full on February 7, 2024 and become payable upon his separation from service. The Consulting Agreement has a month-to-month renewable period. Under the Consulting Agreement, Mr. Moramarco is not entitled to any severance or post-termination benefits upon termination of service.
Long Employee Retention Agreement
On July 21, 2023, we entered into an Employee Retention Agreement with Zach Long. The agreement with Mr. Long specifies that his employment remains “at-will” and may be terminated by us at any time, with or without cause, in our sole discretion. The agreement entitles Mr. Long to a severance payment equal to one years’ base salary, payable over 12 months, upon a termination of employment by the Company without cause. Mr. Long is not entitled to any severance for termination for cause, voluntary resignation for any reason, and death. Cause is defined in the agreement as (i) Mr. Long’s negligence or willful misconduct in the performance of duties for the Company or material violation of Company policy; (ii) Mr. Long’s conviction of, or plea of guilty or no contest to, a felony or misdemeanor involving moral turpitude, fraud or deceit; (iii) Mr. Long’s material breach any agreements that Mr. Long is a party to with us; (iv) engagement in an act or omission that is materially detrimental to the interests or reputation of Mr. Long, us or any of our affiliates, including but not limited to an act of harassment or discrimination, whether occurring before or after the date of the agreement; or (v) Mr. Long’s disclosure of any of our or our affiliate’s confidential information, in violation of our policies relating to the disclosure of confidential information.
Wheatley Separation Agreement
We entered into an employment agreement with Ms. Wheatley that became effective on June 7, 2021. The employment agreement with Ms. Wheatley specified her title as President and entitled her to annual base salary of $423,300, subject to review and adjustment by the Board from time to time. Ms. Wheatley’s employment agreement also provided for a discretionary annual bonus of up to 30% of her annual base salary. The employment agreement also entitled Ms. Wheatley to accrued benefits and a severance payment equal to three years’ base salary, payable over 36 months, upon a termination of employment by the Company without cause or by the executive with good reason (as defined consistent with the definitions set forth above). On July 19, 2023, we entered into a separation agreement with Ms. Wheatley (the “Separation Agreement”) in connection with her resignation as President which terminated her employment agreement. Under the Separation Agreement, we paid Ms. Wheatley her base salary and accrued paid time off, and she retained any vested benefits to which she was entitled under the employment agreement. In addition, we paid Ms. Wheatley a one-time payment of $125,000 and will pay Ms. Wheatley an amount equal to three years of her annual base salary in monthly installments over 24 consecutive months. Ms. Wheatley’s unvested restricted stock units were forfeited.
NEO Fiscal Year 2023 Bonus Compensation
For fiscal year 2023, we instituted a performance-based cash incentive plan, which is designed to compensate key management members, including our NEOs. Payment of performance-based cash incentive awards under the performance-based cash incentive plan is expressly linked to successful achievement of specific pre-determined corporate goals approved by our Board, as well as individual performance goals. The performance-based cash incentive plan includes various incentive levels based on a participant’s position within the Company, accountability, and impact on our operations. Target award opportunities are established as a percentage of base salary. The target award opportunity under the performance-based cash incentive plan for fiscal 2023 as a percentage of base salary for each of our NEOs is set forth in the following table.
NEO	Target Percentage of Base Salary
Mr. Roney	40%
Mr. Moramarco(1)	—
Mr. Long	30%
Ms. Wheatley	30%
(1)	Mr. Moramarco was not entitled to participate in the performance-based cash incentive plan for fiscal 2023 for his service as Interim Chief Executive Officer.
For fiscal 2023, the corporate objectives and relative weights were as follows:
Corporate Objective	Weight
Net Revenue	40%
Adjusted EBITDA(1)	40%
Corporate Goals	10%
Personal Goals	10%
(1)
Adjusted EBITDA is defined as earnings (loss) before interest, income taxes, depreciation and amortization, casualty losses or gains, stock-based compensation expense, impairment losses, changes in the fair value of derivatives, and certain non-cash, non-recurring, or other items included in net income (loss) that we do not consider indicative of our ongoing operating performance.

Performance against each financial performance metric is measured separately. If actual results fall below the threshold objective, the bonus payout will be 0%. If actual results exceed the maximum objective, the bonus payout will be limited to 150% of target. The target levels for each financial performance metric for fiscal 2023 and corporate and personal goals, with the corresponding bonus payout, is as follows:
Target Achievement	Bonus Payout
120%	150%
110%	125%
100%	100%
90%	75%
80%	50%
Following the end of fiscal year 2023, our Compensation Committee determined that fiscal 2023 performance did not meet the target achievements and thus no fiscal 2023 bonuses were paid.

Equity-Based Compensation
During fiscal year 2023, we granted stock options and restricted stock units to our NEOs as part of our 2021 Plan in the following amounts:
Named Executive Officer	Grant Date	Number of Shares of Common Stock Subject to Option	Number of Restricted Stock Units
Patrick Roney	—	—	—
Jon Moramarco	11/30/2022	—	10,478(1)
	02/07/2023	—	100,000(2)
Zach Long	11/14/2022	608,697	229,348(3)
Terry Wheatley	—	—	—
(1)	Granted to Mr. Moramarco in connection with his service as one of our directors.
(2)	Granted to Mr. Moramarco in connection with his appointment as our Interim Chief Executive Officer.
(3)	Granted to Mr. Long in connection with his appointment as our Chief Operations Officer.
2021 Omnibus Incentive Plan
Effective June 7, 2021, the Company adopted the 2021 Plan which superseded the 2015 Stock Option Plan. Pursuant to the 2021 Plan, the Board may grant up to 11,200,000 shares under share-based awards to officers, directors, employees and consultants. The 2021 Plan was approved by the Company’s stockholders at our annual meeting of stockholders on February 2, 2022. The 2021 Plan provides for the issuance of stock options, stock appreciation rights, performance shares, performance units, stock, restricted stock, restricted stock units and cash incentive awards. Shares issued under share-based payment awards may either be authorized and unissued shares or shares held in treasury. The 2021 Plan will terminate on June 7, 2031.
Incentive and non-statutory stock options may be granted with exercise prices not less than 100% of the fair value of our common stock on the date of grant. Awards granted under the 2021 Plan generally expire no later than 10 years after the date of grant.
The fair value of restricted stock units is determined by the grant date market price of our common shares. Restricted stock units are subject only to service conditions and those issued before May 17, 2023 vest, except as set forth in the award agreement, in four equal installments of 25%, with the first installment vesting 18 months after the vesting commencement date and the other installments vesting on each of the 2nd, 3rd and 4th anniversaries of the vesting commencement date. Restricted stock units issued after May 17, 2023 vest, except as set forth in the award agreement, in equal annual installments over four years.
Stock options granted under the 2021 Plan before May 17, 2023 are subject to market conditions. The stock options are exercisable for ten years and only become exercisable if the volume-weighted average price per share of our common stock is at least $12.50 over a 30-day consecutive trading period following the grant date. These stock option awards vest, except as set forth in the award agreement, in four equal installments of 25%, with the first installment vesting 18 months after the vesting commencement date with respect to an additional 25% of the total stock-based award on each of the 2nd, 3rd and 4th anniversaries of the vesting commencement date, providing in each case the employee remains in continuous employment or service with the Company. Stock options granted under the 2021 Plan after May 17, 2023 are generally not subject to market conditions and vest, except as set forth in the award agreement, in four equal annual installments of 25%, with the first installment vesting 12 months after the grant date, if the employee remains employed. A discussion of the assumptions used to calculate grant date fair value are set forth in Note 13 (Stockholder’s Equity) to the Consolidated Financial Statements in our annual report on Form 10-K for the fiscal year ended June 30, 2023.

Outstanding Equity Awards at 2023 Fiscal Year-End
The following table provides outstanding equity awards of our NEOs as of the fiscal year ended June 30, 2023.
		Option Awards				Stock Awards
Name	Grant date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($/share)	Option expiration date	Number of shares or units of stock that have not vested	Market value of shares or units of stock that have not vested(1)
Patrick Roney	6/7/2021	—	215,140(2)	$10.50	6/7/2031	—	—
Jon Moramarco	11/30/2022	—	—	—	—	10,478	$9,011
	2/7/2023	—	—	—	—	100,000	$86,000
Zach Long	6/7/2021	—	8,000(2)	$10.50	6/7/2031	—	—
	7/27/2021	—	42,000(2)	$10.50	7/27/2031	—	—
	3/2/2022	—	50,000(2)	$10.50	3/2/2032	—	—
	3/7/2022	—	—	—	—	93,750	$80,625
	11/14/2022	—	608,697(2)	$10.50	11/14/2032	—	—
	11/14/2022	—	—	—	—	229,348	$197,239
Terry Wheatley	6/7/2021	—	505,968(2)	$10.50	6/7/2031	—	—
(1)	The market value of shares or units of common stock that have not vested was calculated based on the closing price of $0.86 on June 30, 2023, the last trading day of fiscal year 2023.
(2)	Represents options which become exercisable only if the volume-weighted average price per share of our common stock meets a $12.50 threshold over a 30-day consecutive trading period.
Retirement Plans
We offered a defined contribution plan for substantially all of our employees, including the NEOs, during fiscal year 2023. The plan provides for a discretionary matching contribution. VWE did not offer a defined benefit pension plan or a nonqualified deferred compensation plan for its NEOs during fiscal year 2023.
Severance and Change in Control Compensation
Severance
As disclosed above under “—Agreements with the NEOs,” we are party to an agreement with Mr. Long pursuant to which Mr. Long is entitled to severance payments equal to one years’ base salary, payable over 12 months, upon a termination of employment by us without cause. Although we entered into a Letter Agreement with Mr. Roney and a Consulting Agreement with Mr. Moramarco during fiscal year 2023, those agreements do not entitle the executives to any severance or post-termination benefits upon termination of service. Under the Separation Agreement with Ms. Wheatley, we paid Ms. Wheatley her base salary and accrued paid time off, and she retained any vested benefits to which she was entitled under the employment agreement. In addition, we paid Ms. Wheatley a one-time payment of $125,000 and will pay Ms. Wheatley an amount equal to three years of her annual base salary in monthly installments over 24 consecutive months.
Equity Compensation upon Change of Control
Upon a change of control (as defined in the 2021 Plan), unless otherwise determined by the 2021 Plan administrator or set forth in an applicable agreement, outstanding awards under the 2021 Plan will be treated as follows:
•
If the cash consideration paid in the change of control is less than 80% of the total consideration paid in the change of control, and the successor or surviving corporation (the “Successor”) agrees, outstanding awards may be assumed or replaced by the Successor, subject to the following requirements:

○
Such awards will be adjusted (among other appropriate adjustments) to cover the number and class of securities that would have been issuable to the participant on the consummation of the change of control had the award been exercised, vested or earned immediately prior to the change of control;

○	Each outstanding option that is less than 50% vested will become vested with respect to 50% of the award;

○
If the securities covered by the awards after the change of control are not listed and traded on a national securities exchange, then the participant will have the option upon exercise or settlement to receive cash in lieu of such securities; and

○
Upon a participant’s termination of employment or service within two years after the change of control, (1) by the Successor without cause (as defined in the 2021 Plan), (2) by reason of death or disability, or (3) by the participant for good reason (as defined for purposes of the 2021 Plan), all of the participant’s outstanding awards would vest in full (for performance-based awards, assuming target performance) on the date of such termination.

•
If the cash consideration in the change in control is at least 80% of the total consideration paid in the change of control, or if the Successor does not agree to assume or replace the awards as described above (including by reason of a participant’s termination of employment in connection with the change in control), then immediately prior to the date of the change of control:

○
Each stock option or stock appreciation right (“SAR”) held by a participant will become fully vested, and unless otherwise determined by the Board or administrator, will be cancelled in exchange for a cash payment equal to the excess of the per share price paid (or deemed to be paid) in the change of control transaction (as determined by the administrator) of the shares covered by the award over the purchase or grant price of such shares under the award (with stock options and SARs that have a purchase or grant price greater than the change of control price being cancelled for no consideration);

○	Unvested service-based restricted stock and restricted stock units will vest in full;
○	Performance shares, performance units, and cash incentive awards for which the performance period has expired will be paid based on actual performance;
○
Performance shares, performance units, and cash incentive awards for which the performance period has not expired will be canceled in exchange for a cash payment equal to the amount that would have been due under such awards assuming target performance (but pro-rated based on the number of full months in the performance period that have elapsed as of the date of the change of control);

○	Unvested dividend equivalent units will vest (to the same extent as the related award, if applicable); and
○	All other unvested awards will vest and pay out in cash.
Other than as described above, the NEOs are not covered by any contracts, agreements or arrangements that provide for severance payments or benefits in connection with a termination of employment or a change in control.
Stock Ownership Guidelines
Our Board has adopted an Executive and Director Stock Ownership Policy that outlines the minimum stock ownership targets for certain executive officers of the Company. This policy is outlined below:
Position	Target
Chief Executive Officer	(4.00 x Base Salary) / Prior Year Share Price
President (if not also Chief Executive Officer), Chief Financial Officer, and such other senior executive officers as our Board may designate from time to time	(2.00 x Base Salary) / Prior Year Share Price
Common stock that counts towards satisfaction of this policy includes shares owned outright by the senior executive officer and/or their spouse or minor children, shares owned indirectly through a retirement plan, restricted stock vesting over time (excluding those subject to performance vesting), shares obtained through stock options, and shares beneficially owned in a trust by the senior executive officer or their spouse or minor children.
Those subject to the policy are expected to achieve their target ownership five fiscal years from the date they became subject to the policy, with an additional two-fiscal year grace period if the policy is amended to increase the ownership target. Each of our executive officers is within the transition period to achieve compliance with this policy.

Company Action to Recover Erroneously Awarded Compensation
During fiscal 2023, our audit committee, after discussions with management and the Company’s independent registered public accounting firm, determined that the Company’s previously issued interim financial statements included in the quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2022 and September 30, 2022, should no longer be relied upon and should be restated due to the identification of an accounting error. We prepared and filed accounting restatements on Form 10-Q/A for the periods ended March 31, 2022 and September 30, 2022, on September 13, 2022 and May 10, 2023, respectively.
After fiscal 2023, our audit committee, after discussions with management and the Company’s independent registered public accounting firm, determined on September 25, 2023 that the Company’s previously issued interim financial statements included in the quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2023 and December 31, 2022, and interim financial statements included in the quarterly report on Form 10-Q/A for the fiscal quarter ended September 30, 2022, should no longer be relied upon and should be restated due to the identification of accounting errors. We prepared and filed accounting restatements on Form 10-Q/A for these periods on October 13, 2023.
The required restatements in and after fiscal 2023 did not involve any misconduct with respect to the Company, its management or employees. Furthermore, we have not issued incentive-based compensation that is subject to recovery under our Compensation and Recoupment Policy.

DIRECTOR COMPENSATION
The following table presents the total compensation of our directors for services to us for each person who served as a member of VWE’s Board during the year ended June 30, 2023 (other than Messrs. Moramarco and Roney). Messrs. Moramarco and Roney also served on the Board during fiscal 2023, but their compensation during fiscal 2023 is fully reflected in the Summary Compensation Table above.
Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2) ($)	Total ($)
Paul S. Walsh(3)	$310,000	$69,574	$379,574
Robert L. Berner III	$90,000	$34,787	$124,787
Mark W.B. Harms	$75,000	$34,787	$109,787
Candice Koederitz	$75,000	$34,787	$109,787
Timothy Proctor	$75,000	$34,787	$109,787
Lisa M. Schnorr	$95,000	$34,787	$129,787
Jonathan Sebastiani	$75,000	$34,787	$109,787
(1)
These amounts do not reflect the actual value realized by the recipient. The amounts in this column represent the aggregate grant date fair value of restricted stock units granted to our NEOs, calculated in accordance with FASB ASC Topic 718. See Note 13 to our consolidated financial statements included in our Annual Report for information regarding the assumptions made in determining these values.

(2)
As of June 30, 2023, each of our non-employee directors, except for Mr. Walsh, held restricted stock unit awards representing the contingent right to receive 10,478 shares of our common stock that vest in full on November 30, 2023.

(3)	As of June 30, 2023, Paul S. Walsh held restricted stock unit awards representing the contingent right to receive 20,956 shares of our common stock that vest in full on November 30, 2023.
In fiscal 2023 each non-employee director received $150,000 in total, composed of $75,000 in cash and $75,000 in restricted stock (based on the variable weighted average market price for the common stock as measured at the close of the first 30 trading days of the fiscal year). The Executive Chairman received an annual base salary of $250,000. The Lead Independent Director received $250,000 in total, composed of $125,000 in cash and $125,000 in restricted stock. The chairs of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee received additional cash payments of $20,000, $15,000 and $10,000, respectively. Compensation that deviates from these arrangements may be paid in the event of resignations, vacancies and other situations resulting in service for a partial fiscal year. The compensation payable to non-employee directors, like compensation payable to employees, may be revised from time to time by the Compensation Committee.
In October 2023, our Compensation Committee approved a reduction in our director compensation in recognition of the reduction of the Company’s market capitalization and net loss for fiscal 2023. Starting in fiscal 2024, each non-employee director’s cash component of their compensation will decrease by $37,500. Mr. Roney has also agreed that his annual base salary for his service as Executive Chairman will be decreased to $212,500 starting in fiscal 2024.
Stock Ownership Guidelines
Our Board has adopted an Executive and Director Stock Ownership Policy that outlines the minimum stock ownership target for the non-employee directors of the Company as five times the annual Board retainer divided by the prior year’s share price. Non-employee directors of the Company are expected to achieve their target ownership five fiscal years from the date they became subject to the policy, with an additional two-fiscal year grace period if the policy is amended to increase the ownership target. Each of our non-employee directors is within the transition period to achieve compliance with this policy.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information regarding the Company’s equity compensation plans, including the number of shares of our common stock subject to outstanding stock awards, the weighted-average exercise price of stock awards, and the number of shares remaining available for future award grants as of June 30, 2023.
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	4,032,276	$10.31	7,167,724
Equity compensation plans not approved by security holders	—	$—	—
Total	4,032,276	$10.31	7,167,724
(1)	Weighted average exercise price of outstanding options excludes restricted stock units.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Agreements with Stockholders
In January 2016, D209, owned by the SLR No. 209 Trust, the LR Living Trust and VWE entered into a support and production agreement (the “Kirkland Agreement”). Under the Kirkland Agreement, D209 agreed to provide certain services related to VWE’s Kirkland branded spirits including overall management of the production process and advice and consulting regarding bottling, packaging and distribution. In November 2018, for a purchase price of $658,367, VWE acquired certain assets of D209 from D209 and the LR Living Trust, including key trademarked intellectual property. As part of the purchase agreement, the parties agreed to terminate the Kirkland Agreement for $250,000 in additional payments and VWE’s agreement to reimburse the SLR 209 Trust for 50% of expenses related to canceling an unrelated third-party consulting agreement such that the total payment VWE made to the LR Living Trust in finalizing the asset purchase agreement, inclusive of the purchase price was $908,367, plus the reimbursement of such expenses. In addition, VWE agreed to ongoing quarterly payments of $3 for every nine liter case of gin sold under the D209 trademarks by VWE for three calendar years following the sale (through November 2021). Such payment for case fees resulted in immaterial payments for the period July 1, 2021 to November 30, 2021. Samantha Rudd is the sole trustee of the SLR No. 209 Trust and was a director of Legacy VWE. Darrell Swank is one of two co-trustees of the LR Living Trust and was a Legacy VWE director. Payments to the LR Living Trust pursuant to this agreement terminated in November 2021.
Immediate Family Member Employment Arrangements
VWE provides at will employment to Mr. Sean Roney, who provides administrative and general services to VWE, manages VWE’s trademarks and acts as brand manager for Sabotage. Mr. Sean Roney, who is the son of Mr. Patrick Roney, has served VWE from 2010 to present. During the fiscal year ended June 30, 2023 and June 30, 2022, he was paid a salary of $175,209 and $173,369, respectively.
In 2018, VWE employed Chris Sebastiani, the brother of Jonathan Sebastiani, as the General Manager of Viansa, responsible for direct-to-consumer sales and marketing of the Viansa brand. During the fiscal year ended June 30, 2023 and June 30, 2022, he was paid a salary of $164,356 and $167,144, respectively.
In 2016, VWE employed Katy Long, the wife of Zach Long, as a VWE Wine educator and brand advocate. From 2019 through July 2023, Ms. Long served as vintner, director of international marketing and the VWE brand advocate, before she was promoted to director of international sales in August 2023. During the fiscal year ended June 30, 2023 and June 30, 2022, she was paid a salary of $129,812 and $128,166, respectively.
In 2021, VWE employed Kevin Lynn, the brother of our former President Terry Wheatley, as its Visual Communications Manager. During the fiscal year ended June 30, 2023 and June 30, 2022, he was paid a salary of $80,000 and $57,846, respectively.
Family Member Business Arrangements
We pay for sponsorship and marketing services and point of sale marketing materials to unincorporated businesses that are managed by immediate family members of Terry Wheatley, the former President of VWE.
With its acquisition of Terry Wheatley’s business in 2014, VWE began to pay an unincorporated business named Tough Enough to Wear Pink for sponsorship services in connection with the latter’s breast cancer awareness campaign in the western community. Tough Enough to Wear Pink is the marketing platform for VWE’s Purple Cowboy brand. In connection with the Separation Agreement, the Company and Ms. Wheatley entered into an Asset Purchase Agreement effective as of September 17, 2023 (the “Wheatley APA”), whereby the Company sold Ms. Wheatley all of its intellectual property rights related to its “Purple Cowboy” trademarks for $1.00. Pursuant to the Wheatley APA, the Company will hold a worldwide, non-exclusive license to use the Purple Cowboy intellectual property until June 30, 2024 for the purpose of liquidating its existing Purple Cowboy inventory. Pursuant to the Wheatley APA, Ms. Wheatley is required to purchase, by December 31, 2024, all Purple Cowboy inventory held by the Company that was not sold by June 30, 2024, at cost plus shipping charges. From September 17, 2023 to June 30, 2024, the Company has agreed to make sponsorship payments to Tough Enough to Wear Pink of all gross profits received from sales of inventory associated with the Purple Cowboy intellectual property. The sponsorship payments are to be made at a rate of $20,000 per month with any adjustment needed to account for remaining gross profits not previously covered by the sponsorship payments to be made in the final payment in July 2024. In the event the sponsorship payments exceed the gross profits received by the Company from sales of Purple Cowboy inventory, Ms. Wheatley is required to refund such excess amount to the Company by July 30, 2024.

During the fiscal year ended June 30, 2023 and June 30, 2022, VWE paid $300,000 and $294,000, respectively, to Tough Enough to Wear Pink for its services. These payments were made to Lacey and Wade Wheatley, who are the daughter-in-law and son of Terry Wheatley.
VWE also has an arrangement with an unincorporated business named Connect the Dots for pick-and-packing merchandise and shipping services. During the fiscal year ended June 30, 2023 and June 30, 2022, VWE paid $57,000 and $48,000, respectively, to Connect the Dots for its services. These payments were made to Katie Zaslove, the daughter of Terry Wheatley.
We made an additional payment related to sponsorship and marketing services to Katie Zaslove, an immediate family member of Ms. Wheatley in the year ended June 30, 2023 totaling $10,000.
Gem + Jane Asset Acquisition
On February 14, 2022, the Company purchased certain intellectual property pertaining or related to a canned cannabis beverage brand from CannaCraft, Inc. The Company purchased the intellectual property at a purchase price of $300,000. Terry Wheatley, our former President, is chairwoman of the board of directors of CannaCraft, Inc., having the authority to establish policies and make decisions.
Under the Wheatley APA, whereby the Company sold Ms. Wheatley all of its intellectual property rights related to its “Gem+Jane” trademarks for $1.00. Pursuant to the Wheatley APA, Ms. Wheatley agreed to pay the Company a royalty of $1.00 per 9-liter case of “Gem+Jane” branded products sold for a period of three years from September 17, 2023.
Other Business Arrangements
In April 2022, the Company entered into an arrangement with Global Leisure Partners LLC (“GLP”) to act as a financial advisor to the Company in connection with its exploration of acquisitions, mergers, investments and other strategic matters. Mark Harms, who is a director of the Company, is currently the Chairman and Chief Executive Officer of GLP. Rob Berner, who is also a director of the Company, currently serves as a director of GLP. Mr. Harms and Mr. Berner each own 50% of GLP. During the years ended June 30, 2023 and June 30, 2022, payments in respect of capital markets and mergers and acquisitions matters totaled $200,000 and $50,500, respectively.
The Company has an agreement with Sonoma Brands Partners II, LLC (“SBP”) whereby it provides management consulting, business development and administrative and other support services to the Company. Jonathan Sebastiani, who is a director of the Company, is the managing partner of SBP. For the years ended June 30, 2023 and 2022, payments to Sonoma Brands Partners II, LLC totaled $200,000 per year.
Investor Rights Agreement
In connection with the consummation of the Business Combination, the Roney Investors, the Rudd Investors, the Sebastiani Investors and the Sponsor (collectively referred to as the Major Investors) and all other holders of Legacy VWE capital stock entered into the Investor Rights Agreement, which provides for, among other things, voting agreements, director nominee designation rights, resale restrictions and registration rights.
Voting Agreements and Director Nominee Designation Rights. For a description of the voting agreements and director nominee designation rights provided for under the Investor Rights Agreement, see “Proposal 1 - Election of Directors - Corporate Governance - Investor Rights Agreement.”
Resale Restrictions. Pursuant to the Investor Rights Agreement, the Major Investors (other than the Sebastiani Investors) agreed that they will remain subject to a lock-up provision for a portion of their shares until May 2024. They may not sell, offer to sell, transfer or otherwise dispose of the shares of common stock issued to them in connection with the Business Combination that remain subject to the lock-up provision in the Investor Rights Agreement (in each case, subject to certain exceptions set forth in the Investor Rights Agreement).
Modification or Amendment. The Investor Rights Agreement may be amended and the Company may take action therein prohibited, or omit to perform any act therein required to be performed by it, if and only if the Company has obtained the consent of each Major Investor holding at least 5% of the outstanding shares of the Company’s common stock and, during the Roney Director Designation Period, the Roney Representative, but the resale restrictions described above cannot be amended without the prior written consent of any Major Investor that would be adversely affected by the amendment.

Registration Rights. Under the Investor Rights Agreement, (i) Wasatch and (ii) after December 2022, the Sponsor or any Major Investor holding not less than 10% of the shares of the Company’s common stock held by all Legacy VWE Investors in the aggregate, may demand to sell all or a portion of their registrable securities in an SEC-registered offering up to six times, in the case of Wasatch and such Major Investors, and up to three times, in the case of the Sponsor, in each case subject to certain minimum requirements and customary conditions. The Investor Rights Agreement also provides the Sponsor and all holders of Legacy VWE capital stock party thereto with “piggy-back” and Form S-3 registration rights, subject to certain minimum requirements and customary conditions. The Investor Rights Agreement also provides that the Company will pay certain expenses relating to such registrations and indemnify the registration rights holders against (or make contributions in respect of) certain liabilities which may arise under the Securities Act. Approximately 27 million shares of the Company’s common stock issued to Legacy VWE stockholders in connection with the merger are expected to be covered by the registration rights provisions of the Investor Rights Agreement.
Related Party Transaction Approval Policy
On June 7, 2021, our Board adopted a written policy for transactions with related persons (as defined in Item 404 of SEC Regulation S-K). The policy sets forth our policies and procedures for the review, approval or ratification of transactions with related persons. Our policy applies to any transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships, in which (i) the Company or any of its subsidiaries was, is or will be a participant, (ii) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year and (iii) any related person had, has or will have a direct or indirect material interest.
We consider the following persons to be related persons under the policy: (i) any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a director nominee, (ii) a stockholder known to be the beneficial owner of more than 5% of any class of the Company’s voting securities, (iii) any immediate family member of the foregoing persons or (iv) any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position, or in which such person has more than a 5% beneficial ownership interest.
The Audit Committee of the Board shall review and approve or disapprove any related person transactions in advance of such transaction. In those instances in which the Chief Financial Officer or General Counsel determines that it is not practicable or desirable for the Company to wait until the next Audit Committee meeting, the related person transaction will be submitted to the Chair of the Audit Committee, who will possess delegated authority to act between Audit Committee meetings. The Audit Committee or Chair of the Audit Committee (as applicable) shall review the material facts of all related person transactions, taking into account those factors that it deems appropriate, whether the transaction is on terms no less favorable to the Company than terms generally available in a transaction with an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information known to the Company regarding the beneficial ownership of our common stock as of October 13, 2023 by:
•	each person known to the Company to be the beneficial owner of more than 5% of outstanding common stock;
•	each of the Company’s NEOs and directors; and
•	all of the Company’s current executive officers and directors as a group.
Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security, or has the right to acquire such securities within 60 days.
Unless otherwise noted, the business address of each of the following entities or individuals is c/o Vintage Wine Estates, Inc., 937 Tahoe Boulevard, Suite 210, Incline Village, NV 89451. Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all shares of Company common stock beneficially owned by them.
A total of 59,565,790 shares of common stock were outstanding as of October 13, 2023.
Name and Address of Beneficial Owner	Number of Shares of Common Stock	% of Total Voting Power
Named Executive Officers
Patrick Roney(1)(8)(10)(11)(15)	32,589,429	50.4%
Jon Moramarco	29,050(2)	*
Zach Long	299,064(3)	*
Terry Wheatley	290,552	*
Directors
Robert L. Berner III	708,347(4)	1.2%
Mark W.B. Harms	32,690,860(5)	50.6%
Candice Koederitz	23,295(2)	*
Timothy Proctor	43,295(2)	*
Lisa Schnorr	27,550(2)	*
Jonathan Sebastiani	1,258,596(6)	2.1%
Paul Walsh	734,253(7)	1.2%

All Directors and Current Executive Officers as a Group (11 Persons)	35,503,403	54.2%
Five Percent or More Holders
Roney Trust(8)(15)	6,516,072	10.9%
Laura G. Roney(9)	6,516,072	10.9%
Rudd Trust(10)(15)	7,600,117	12.8%
Darrell D. Swank(10)(11)	9,799,980	16.5%
Steven Kay(10)(11)	9,799,980	16.5%
Wasatch Advisors LP(12)	7,456,225	12.5%
Bespoke Sponsor Capital LP(5)	31,982,513	49.6%
Paradice Investment Management LLC(16)	3,941,765	6.6%
Major Investors(13)	26,430,290	41.0%
Specified Investors(14)	31,982,513	49.6%
*	Represents less than 1%.
(1)
Patrick Roney has sole voting and dispositive power over 310,400 shares held by him in an IRA account and 81,376 shares by him directly. Mr. Roney holds stock options to purchase 215,140 shares that could become exercisable within 60 days of October 13, 2023. Mr. Roney shares voting power and dispositive power with his wife, Laura G. Roney, over the 6,516,072 shares owned by the Roney Trust. In his capacity as the Roney Representative, Mr. Roney has voting power over all shares owned by the Specified Investors pursuant to and for the purposes specified in the Investor Rights Agreement, including for the purpose of voting for the Roney Nominees.

(2)	Includes 10,478 restricted stock units that vest within 60 days of October 13, 2023.

(3)	Includes 88,587 restricted stock units that vest within 60 days of October 13, 2023 and options to purchase 189,674 shares that could become exercisable within 60 days of October 13, 2023.
(4)	Includes 10,478 restricted stock units that vest within 60 days of October 13, 2023 and presently exercisable warrants to purchase 100,460 shares.
(5)
Includes the following: 597,409 shares owned by Mr. Harms directly, presently exercisable warrants held by Mr. Harms to purchase 100,460 shares, 3,666,671 shares owned by Bespoke Sponsor Capital LP (“Bespoke Sponsor”) and presently exercisable warrants held by Bespoke Sponsor to purchase 4,888,892 shares. Bespoke Sponsor also has voting power over all shares owned by the Specified Investors pursuant to and for the purposes specified in the investor rights agreement, including for the purpose of voting for the Sponsor Nominees. Bespoke Capital Partners, LLC (“Bespoke Capital”) is the general partner of the Sponsor. Mr. Harms is a joint managing partner of Bespoke Capital. As such, Mr. Harms shares voting power with respect to the shares over which Bespoke Sponsor has voting power. Mr. Harms disclaims beneficial ownership of such shares held directly by Bespoke Sponsor, except to the extent of his pecuniary interests therein. The address of Bespoke Sponsor is c/o Bespoke Capital Acquisition Corp., 595 Burrard Street, Suite 2600, Three Bentall Centre, Vancouver, BC V7X1L3.

(6)
Jonathan Sebastiani has sole voting and dispositive power over the 684,881 shares owned by Sonoma Brands II, LP, the 410,715 shares owned by Sonoma Brands VWE Co-Invest, L.P. and the 39,350 shares owned by Sonoma Brands II Select, L.P. Also includes 10,478 restricted stock units that vest within 60 days of October 13, 2023.

(7)	Includes 20,956 restricted stock units that vest within 60 days of October 13, 2023 and presently exercisable warrants to purchase 100,460 shares.
(8)
“Roney Trust” means the Patrick A. Roney and Laura G. Roney Trust. Patrick Roney and his wife, Laura Roney, are co-trustees of the Roney Trust and share voting and dispositive power over the shares owned by the Roney Trust.

(9)	Laura Roney shares voting and dispositive power with her husband, Patrick Roney, over the shares owned by the Roney Trust.
(10)
“Rudd Trust” means Marital Trust D under the Leslie G. Rudd Living Trust U/A/D 3/31/1999, as amended (as successor to the Leslie G. Rudd Living Trust U/A/D 3/31/1999, as amended). Darrell D. Swank and Steven Kay are co-trustees of the Rudd Trust and share voting and dispositive power over the shares owned by the Rudd Trust. The address of the Rudd Trust is c/o LRIco Services, LLC, 2416 E. 37th St. N., Wichita, KS 67219.

(11)
Includes (i) 7,600,117 shares owned by the Rudd Trust and (ii) 2,199,863 shares owned by the SLR Trust. Darrell D. Swank and Steven Kay are co-trustees of these trusts and share voting and dispositive power over the shares held by such trusts. Patrick Roney also is co-trustee of the SLR Trust, with such power over that trust. The address of Mr. Swank is c/o LRIco Services, LLC, 2416 E. 37th Street N., Wichita, KS 67219. The address of Mr. Kay is 100 The Embarcadero, Penthouse, San Francisco, CA 94105-1291. “SLR Trust” means the SLR Non-Exempt Trust U/A/D 4/21/2018 (as successor to the SLR 2012 Gift Trust U/A/D 12/31/2012). Patrick Roney, Darrell D. Swank and Steven Kay are co-trustees of the SLR Trust.

(12)
Based on information contained in the Schedule 13G/A (Amendment No. 4) filed by Wasatch Advisors LP on August 9, 2023, reporting sole dispositive and voting power over 7,456,225 shares. The address of such stockholder is 505 Wakara Way, 3rd Floor, Salt Lake City, UT 84108.

(13)	The “Major Investors” are the Sponsor, the Roney Trust, Sean Roney, the Rudd Investors, Sonoma Brands II, L.P., Sonoma Brands II Select, L.P., and Sonoma Brands VWE Co-Invest, L.P.
(14)	The “Specified Investors” are the Major Investors and all other stockholders party to the investor rights agreement, excluding Casing & Co. f/b/o Wasatch Microcap Fund.
(15)
Each of the Rudd Trust and the SLR Trust (collectively, the “Rudd Investors”) and the Roney Trust and Sean Roney (who owns 423,729 shares) (collectively, the “Roney Investors”) is a party to an Amended and Restated Voting Agreement effective as of June 7, 2021 (the “Voting Agreement”). Under the Voting Agreement, Patrick Roney may determine how all stockholders party to such agreement shall vote, act or consent.

(16)
Based on information contained in the Schedule 13G/A (Amendment No. 2) filed by Paradice Investment Management LLC on February 9, 2023, reporting shared dispositive power over 3,941,765 shares and shared voting power over 1,796,926 shares. The address of such stockholder is 250 Fillmore Street, Suite 425, Denver, Colorado 80206.

DELINQUENT SECTION 16(A) REPORTS
Under Section 16(a) of the Exchange Act, VWE’s directors, executive officers and any persons holding more than 10% of our common stock are required to file with the SEC reports of beneficial ownership and changes in beneficial ownership of our common stock. Specific due dates have been established by the SEC, and VWE is required to disclose in this proxy statement any failure to file required ownership reports by these due dates. Based solely upon a review of forms filed with the SEC and written representations of such persons, VWE is aware of no delinquent Section 16(a) filings required to be filed during the fiscal year ended June 30, 2023, other than Terry Wheatley, Patrick Roney, Candice Koederitz and Timothy Proctor, who each filed one late Form 4 reporting one transaction; Robert L. Berner III who filed one late Form 4 reporting two transactions; Paul Walsh who filed one late Form 4 reporting two transactions and failed to file one Form 4 for fiscal year 2022; and Zach Long who filed two late Form 4s reporting an aggregate of three transactions and filed one late Form 3.

PROPOSAL 2 –
APPROVAL OF AN AMENDMENT TO THE COMPANY’S ARTICLES OF
INCORPORATION TO EFFECTUATE A REVERSE STOCK SPLIT OF THE COMPANY’S
COMMON STOCK
General
Our Board has unanimously approved and declared advisable and is recommending that our stockholders approve the proposed Certificate of Amendment in substantially the form attached hereto as Appendix A, to effect a reverse stock split of all of our issued and outstanding shares of common stock at a ratio of no less than 1-for-5 and no more than 1-for-25, without changing the number of authorized shares (the “Reverse Stock Split”), with the final decision of whether to proceed with the Reverse Stock Split, the effective time of the Reverse Stock Split, and the exact ratio of the Reverse Stock Split to be determined by our Board, in its sole discretion and without further action by the Company’s stockholders, at any time prior to the one-year anniversary of the date stockholders approve the Reverse Stock Split. If this proposal is approved and should our Board proceed with the Reverse Stock Split, the exact ratio will be set as determined by our Board in its sole discretion.
We are proposing that the Board have the discretion to select the Reverse Stock Split ratio, rather than proposing that stockholders approve a specific ratio at this time, in order to give the Board the flexibility to implement a Reverse Stock Split at a ratio that reflects the Board’s then-current assessment of the factors described below under “Criteria to be Used for Determining Whether to Implement Reverse Stock Split.” We believe that enabling the Board to set the ratio of the Reverse Stock Split at a ratio of no less than 1-for-5 and no more than 1-for-25 is in the best interests of the Company’s stockholders because it will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for the Company and its stockholders and because it is not possible to predict market conditions at the time the Reverse Stock Split would be implemented.
If this Proposal 2 is approved by our stockholders and ultimately implemented by our Board, all issued and outstanding shares of our common stock will be affected, meaning all outstanding shares of common stock held by our stockholders and all shares of common stock held by the Company as treasury stock will change. Because the number of issued shares of common stock will be reduced in the Reverse Stock Split without a corresponding reduction in authorized shares of common stock, the Reverse Stock Split will have the net effect of increasing the number of shares of common stock available for issuance relative to the number of shares issued and outstanding. The Board believes that this relative increase in the availability of authorized common stock will provide the Company with more flexibility to execute on its strategic plans that may involve the issuance of common stock.
If the stockholders approve the Reverse Stock Split, and our Board decides to implement it, the Reverse Stock Split will become effective as of a date and time to be determined by the Board that will be specified in the Certificate of Amendment (the “Effective Time”). If the Board does not decide to implement the Reverse Stock Split by the date that is the one-year anniversary of the date stockholders approve the Reverse Stock Split, the authority granted by our stockholders to implement the Reverse Stock Split will terminate.
The Reverse Stock Split, if implemented, will be realized simultaneously for all issued and outstanding shares of common stock and will affect all holders of common stock uniformly. Each stockholder will hold the same percentage of common stock outstanding immediately following the Reverse Stock Split as that stockholder held immediately prior to the Reverse Stock Split, except for immaterial adjustments that may result from the treatment of fractional shares as further described below. As of the record date, there were 62,437,684 shares of common stock issued and 59,565,790 shares of common stock outstanding. After the effectiveness of the Reverse Stock Split, depending on the Reverse Stock Split ratio selected by the Board, we will have issued and outstanding shares of common stock as illustrated in the tables under the caption “Principal Effects of the Reverse Stock Split—General.” The Reverse Stock Split, if implemented, will not change the par value of our common stock but it will affect outstanding stock options, restricted stock awards, restricted stock units and other stock-based awards, as described in “Principal Effects of Reverse Stock Split on Stock Plans and Equity Awards Thereunder” below.
Background and Reasons for the Reverse Stock Split
The Board believes that effecting the Reverse Stock Split would help us to:
•	increase the per share price of our common stock;
•	maintain the listing of our common stock on the Nasdaq Global Market (“Nasdaq”);

•	maintain or improve the marketability and liquidity of our common stock; and
•	provide other potential benefits.
Each of these potential benefits are discussed in more detail below.
In evaluating whether to seek stockholder approval for the Reverse Stock Split, the Board also took into consideration negative factors associated with reverse stock splits. These factors include the negative perception of reverse stock splits that investors, analysts and other stock market participants may hold; the fact that the stock prices of some companies that have effected reverse stock splits have subsequently declined, sometimes significantly, following their reverse stock splits; the possible adverse effect on liquidity that a reduced number of outstanding shares could cause; and the costs associated with implementing a reverse stock split.
Accordingly, after taking into account the negative factors associated with reverse stock splits and based on the positive factors discussed herein, the Board believes that being able to effect the Reverse Stock Split is in the best interests of the Company and its stockholders.
Increase the Per Share Price of Common Stock
The primary purpose for effecting the Reverse Stock Split, should the Board choose to effect it, would be to increase the per share price of our common stock. In determining to seek authorization for this proposal, the Board considered that, by effectively condensing a number of pre-split shares into one share of common stock, the market price of a post-split share should generally be greater than the current market price of a pre-split share.
Maintain Our Listing on Nasdaq
Our common stock currently is publicly traded and listed on Nasdaq under the symbol “VWE.” On September 13, 2023, we received a letter from the Nasdaq Listing Qualifications Staff notifying us that the closing bid price for our common stock had been below $1.00 for the previous 30 consecutive business days and that we therefore are not in compliance with the minimum bid price requirement for continued inclusion on the Nasdaq Global Market under Nasdaq Listing Rule 5450(a)(1).
Nasdaq Listing Rule 5810(c)(3)(A) provides a compliance period of 180 calendar days, or until March 11, 2024, in which to regain compliance with the minimum bid price requirement. If the Company evidences a closing bid price of at least $1 per share for a minimum of 10 consecutive business days during the 180-day compliance period, the Company will automatically regain compliance. In the event the Company does not regain compliance with the $1 bid price requirement by March 11, 2024, the Company may be eligible for consideration of a second 180-day compliance period. To qualify for this additional compliance period, the Company would be required to transfer the listing of the common stock to the Nasdaq Capital Market. To qualify, the Company must meet the continued listing requirement for the applicable market value of publicly held shares requirement and all other applicable initial listing standards for the Nasdaq Capital Market, with the exception of the minimum bid price requirement. In addition, the Company would also be required to notify Nasdaq of its intent to cure the minimum bid price deficiency.
If the Company fails to regain compliance with the Nasdaq continued listing standards, Nasdaq will provide notice that the Company’s common stock will be subject to delisting. The Company would then be entitled to appeal that determination to a Nasdaq hearings panel.
Our Board is seeking approval of the Reverse Stock Split is to establish a mechanism for the price of our common stock to meet Nasdaq’s minimum bid price requirement. As of the record date, the closing price of one share of our common stock was $0.71. The Reverse Stock Split, if effected, should have the immediate effect of increasing the price of our common stock as reported on Nasdaq, therefore reducing the risk that our common stock could be delisted from Nasdaq.
Our Board believes that the Reverse Stock Split may be necessary to maintain our listing on Nasdaq. Accordingly, the Board recommends that our stockholders approve the Certificate of Amendment to effect the Reverse Stock Split and directed that this proposal be submitted to our stockholders for approval at the Special Meeting.
Failure to approve the Reverse Stock Split may have serious, adverse effects on the Company and its stockholders. Our common stock could be delisted from Nasdaq because shares of our common stock may continue to trade below the requisite $1 per share price needed to maintain our listing in accordance with the bid price rule. Our shares may then be quoted on the OTC Bulletin Board or other small trading markets, which are generally considered to have less volume and be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our common stock on an over-the-counter market. Many investors likely would not buy or sell our common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national securities exchange, or other reasons. In that event, the common stock could trade thinly as a microcap or penny stock, decrease to nominal levels of trading and be unattractive to retail and institutional investors, impairing the liquidity of our common stock.
Even if the Reverse Stock Split is approved and implemented, we may not be able to maintain our Nasdaq listing due to failure to satisfy other continued listing requirements.
Maintain or Improve the Marketability and Liquidity of the Common Stock
The Board believes that continued listing on Nasdaq provides overall credibility to an investment in the common stock, given the stringent listing and disclosure requirements of Nasdaq. In addition to addressing the minimum bid price requirement, we believe that the increased market price of our common stock expected as a result of implementing the Reverse Stock Split will improve the marketability and liquidity of our common stock and will encourage interest and trading in our common stock. For example, certain practices and policies favor higher-priced securities listed on a national securities exchange, like Nasdaq, over lower-priced securities quoted on the over-the-counter markets:
•
Stock Price Requirements and Related Policies: A reverse stock split could allow a broader range of institutions to invest in our common stock (including investors that, as a matter of policy, avoid or are prohibited from buying stocks that are priced below a certain per share price threshold), potentially increasing the liquidity of our common stock. Many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing or trading in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. The presence of these factors may be adversely affecting the pricing of our common stock as well as its trading liquidity. An increase in the common stock price could help increase interest in our stock from analysts and brokers as their policies can discourage them from following or recommending companies with low stock prices.

•
Stock Price Volatility: A higher stock price may increase the acceptability of the common stock to a number of long-term investors who may not find the common stock attractive at its current prices due to the trading volatility often associated with securities below certain prices. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced securities.

•
Transaction Costs: Investors may be dissuaded from purchasing securities below certain prices because brokers’ commissions, as a percentage of the total transaction value, can be higher for lower-priced securities.

•
Access to Capital Markets: If our common stock is delisted from Nasdaq, investor demand for additional shares of our common stock will be limited, thereby preventing us from accessing the public equity markets as a strategy to raise additional capital to continue as a going concern.

We believe that the Reverse Stock Split, if effected, could increase analyst and broker interest in our common stock by avoiding these internal policies and practices. Increasing visibility of our common stock among a larger pool of potential investors could result in higher trading volumes. We also believe that the Reverse Stock Split may make our common stock a more attractive and cost-effective investment for many investors, which could enhance the liquidity of the common stock for our stockholders. These increases in visibility and liquidity could also help facilitate future financings and give management more flexibility to focus on executing our business strategy, which includes the strategic management of authorized capital for business purposes. Additionally, the net result of the Reverse Stock Split without a corresponding adjustment in authorized shares would result in an effective increase in authorized common stock. The Board believes that this effective increase in the availability of authorized common stock will provide the Company with more flexibility to execute on its strategic plans that involve the issuance of common stock.

Criteria to be Used for Determining Whether to Implement Reverse Stock Split
In determining whether and when to effect the Reverse Stock Split and which Reverse Stock Split ratio to implement, if any, following receipt of stockholder approval of this proposal, the Board may consider factors such as:
•	the historical trading price and trading volume of the common stock;
•	the then-prevailing trading price and trading volume of the common stock and the expected impact of the Reverse Stock Split on the trading market for the common stock in the short- and long-term;
•	the continued listing requirements for the common stock on Nasdaq and our ability to maintain the listing of our common stock on Nasdaq;
•	actual and forecasted results of operations, and the likely effect of these results on the market price of common stock;
•	the projected impact of the Reverse Stock Split ratio on trading liquidity in the common stock;
•	the number of shares of common stock outstanding and the potential devaluation of our market capitalization following the Reverse Stock Split;
•	the anticipated impact of a particular Reverse Stock Split ratio on our ability to reduce administrative and transactional costs; and
•	prevailing general market, industry and economic conditions.
The Board reserves the right to abandon the Reverse Stock Split notwithstanding stockholder approval thereof, if our Board determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders. In making such determination, our Board will take into account certain factors including the expected trading prices for our common stock, actual or forecasted results of operations and the likely effect of such results on the market price of our common stock, as well as the factors described above.
Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split
We cannot assure you that the proposed Reverse Stock Split will increase the price of our common stock.
We expect that the Reverse Stock Split will increase the market price of our common stock. However, the effect of the Reverse Stock Split on the market price of our common stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies of similar size is varied, particularly because investors may view a reverse stock split negatively. It is possible that the per share price of our common stock after the Reverse Stock Split will not increase in the same proportion as the reduction in the number of issued and outstanding shares of common stock following the Reverse Stock Split, and the Reverse Stock Split may not result in a per share price that would attract investors who do not trade in lower-priced securities. In addition, we cannot assure you that our common stock will be more attractive to investors. Even if we implement the Reverse Stock Split, the market price of our common stock may decrease due to factors unrelated to the Reverse Stock Split, including our future performance. If the Reverse Stock Split is consummated and the trading price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split.
The proposed Reverse Stock Split may decrease the liquidity of our common stock and result in higher transaction costs.
The Reverse Stock Split may decrease the liquidity of our common stock because fewer shares would be outstanding after the Reverse Stock Split. In addition, if the Board implements the Reverse Stock Split, more stockholders may own “odd lots” of fewer than 100 shares of common stock, which may be more difficult to sell. Brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares or multiples of 100 shares of common stock. Accordingly, the Reverse Stock Split may not achieve the desired results of increasing marketability of the common stock as described above.

We may not satisfy the Nasdaq continued listing requirements following the Reverse Stock Split.
We cannot assure you that we will be able to regain compliance with the Nasdaq continued listing requirements. Our failure to regain compliance with the minimum bid price requirement would result in our common stock being delisted from Nasdaq. We and holders of our securities could be materially adversely impacted if our securities are delisted from Nasdaq. In particular:
•	we may be unable to raise equity capital on acceptable terms or at all;
•	we may lose the confidence of our business partners, which would jeopardize our ability to continue our business as currently conducted;
•	the price of our common stock will likely decrease as a result of the loss of market efficiencies associated with Nasdaq and the loss of federal preemption of state securities laws;
•	holders may be unable to sell or purchase our securities when they wish to do so;
•	we may become subject to stockholder litigation;
•	we may lose the interest of institutional investors in our common stock;
•	we may lose media and analyst coverage;
•	our common stock could be considered a “penny stock,” which would likely limit the level of trading activity in the secondary market for our common stock; and
•	we would likely lose any active trading market for our common stock, as it may only be traded on one of the over-the-counter markets, if at all.
If the Reverse Stock Split is approved and effected, the resulting per-share market price may not attract institutional investors or investment funds and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of our common stock may not improve.
While the Board believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Stock Split will result in a per-share market price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not necessarily improve.
A decline in the market price of our common stock after the Reverse Stock Split is approved and effected may result in a greater percentage decline than would occur in the absence of the Reverse Stock Split.
If the Reverse Stock Split is approved and effected and the market price of our common stock declines, the percentage decline may be greater than would occur in the absence of the Reverse Stock Split. The market price of our common stock will, however, also be based upon our performance and other factors, which are unrelated to the number of shares of common stock outstanding.
Effective Time
The Effective Time, if the Reverse Stock Split is approved by stockholders and implemented by us, will be the date and time that will be specified in the Certificate of Amendment, but will be no later than the one-year anniversary of stockholder approval.
If, at any time prior to the filing of the Certificate of Amendment with the Nevada Secretary of State, the Board, in its discretion, determines that it is in the best interests of the Company and its stockholders to delay the filing of the Certificate of Amendment or to abandon the Reverse Stock Split, the Reverse Stock Split may be delayed or abandoned, without any further action by our stockholders.
At the Effective Time, the Reverse Stock Split will combine, automatically and without any action on the part of us or our stockholders, the shares of common stock issued and outstanding immediately prior thereto into a lesser number of new shares of common stock in accordance with the Reverse Stock Split ratio determined by the Board within the limits set forth in this proposal, and will round any fractional shares up to the nearest whole share.
Fractional Shares
Stockholders will not receive fractional shares of common stock in connection with the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the ratio of the Reverse Stock Split will automatically be entitled to receive an additional share of common stock. In other words, any fractional share will be rounded up to the nearest whole number. Shares of common stock held in registered form and shares of common stock held in “street name” (that is, through a broker) for the same stockholder will be considered held in separate accounts and will not be aggregated when effecting the Reverse Stock Split.
Principal Effects of the Reverse Stock Split
General
After the Effective Time, the number of our issued and outstanding shares of common stock will decrease at the Reverse Stock Split ratio of not less than 1-for-5 and not more than 1-for-25. The Reverse Stock Split would be effected simultaneously for all shares of common stock at the same ratio for all shares, resulting in each stockholder owning fewer shares of common stock. The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except to the extent that the Reverse Stock Split results in any of our stockholders receiving whole shares in lieu of fractional shares as described above. Voting rights and other rights and preferences of the holders of common stock will not be affected by the Reverse Stock Split. For example, a holder of 2% of the voting power of the outstanding shares of common stock immediately prior to the Reverse Stock Split would continue to hold 2% of the voting power of the outstanding shares of common stock immediately after the Reverse Stock Split. The number of stockholders of record will not be affected by the Reverse Stock Split. The Reverse Stock Split would not affect our securities law reporting and disclosure obligations, and we would continue to be subject to the periodic reporting requirements of the Exchange Act.
The principal effects of the Reverse Stock Split will be that:
•	each five to 25 shares of common stock owned by a stockholder (depending on the Reverse Stock Split ratio selected by the Board), will be combined into one new share of common stock;
•
no fractional shares of common stock will be issued in connection with the Reverse Stock Split; instead, any fractional shares resulting from the Reverse Stock Split will round up to the next whole share;

•
proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all then-outstanding warrants and al then-outstanding awards under all of the Company’s equity plans;

•	the number of stockholders owning “odd lots” of less than 100 shares of common stock may increase; and
•
the number of shares then reserved for issuance under the Company’s equity plans and issued and outstanding warrants will be reduced proportionately based upon the Reverse Stock Split ratio selected by the Board.

The following table contains approximate information, based on share information as of the Record Date, showing the impact of the Reverse Stock Split at various ratios within the lower and upper ratio limits that the Board may approve:
Reverse Stock Split Ratio	Number of Shares of Common Stock Outstanding	Number of Shares of Common Stock Reserved for Future Issuance	Number of Shares of Common Stock Authorized but Not Outstanding or Reserved
Pre-Reverse Stock Split	59,565,790	29,678,729	110,755,481
1-for-5	11,913,158	5,935,746	182,151,096
1-for-15	3,971,053	1,978,582	194,050,365
1-for-25	2,382,632	1,187,150	196,430,218
The Reverse Stock Split would have no effect on the rights of existing stockholders, the number of authorized shares of the common stock would remain unchanged, and par value per share would remain unchanged at no par value per share.
After the Certificate of Amendment is effective, the common stock would have a new Committee on Uniform Securities Identification Procedures, or CUSIP number, a number used to identify the common stock.

The common stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The implementation of the Reverse Stock Split will not affect the registration of common stock under the Exchange Act. As long as we remain in compliance with the Nasdaq continued listing requirements, our common stock would continue to be listed on Nasdaq under the symbol “VWE” immediately following the Reverse Stock Split.
Effect on Shares Held in Book-Entry and Through a Broker
The combination of, and reduction in, the number of issued shares of common stock as a result of the Reverse Stock Split will occur automatically at the Effective Time without any additional action on the part of our stockholders.
Upon the Reverse Stock Split, we intend to treat stockholders holding shares of common stock in “street name” (that is, through a broker) in the same manner as registered stockholders whose shares of common stock are registered in their names. Brokers will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of common stock in “street name”; however, these brokers may apply their own specific procedures for processing the Reverse Stock Split. If you hold your shares of common stock with a broker, and you have any questions in this regard, we encourage you to contact your holder of record.
If you hold registered shares of common stock in a book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares of common stock in registered book-entry form. If you are entitled to post-Reverse Stock Split shares of common stock, you may request and receive a statement indicating the number of shares of common stock you hold after the Effective Time of the Reverse Stock Split from our transfer agent, TSX Trust Company.
Interest of Certain Persons in Matters to be Acted Upon
No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Stock Split that is not shared by all of our other stockholders.
Reservation of Right to Delay the Filing of the Certificate of Amendment, or Abandon the Reverse Stock Split
We reserve the right to delay the filing of the Certificate of Amendment or abandon the Reverse Stock Split at any time before the Effective Time, even if the Reverse Stock Split has been approved by stockholders at the Special Meeting. By voting in favor of an amendment to effect the Reverse Stock Split, you are also expressly authorizing the Board to delay the Filing of the Certificate of Amendment until the one-year anniversary of the date stockholders approve the Reverse Stock Split, or abandon the Reverse Stock Split if the Board determines that such action is in the best interests of the Company and its stockholders.
Required Vote; Effect of Proposal
The affirmative vote of majority of the shares present or represented by proxy and voting affirmatively or negatively on Proposal 2 is required for approval of this proposal. Proxies solicited by the Board will be voted for approval of this proposal, unless otherwise specified. If stockholder approval for this proposal is not obtained, then the Reverse Stock Split as set forth in this Proposal 2 will not be effected.
No Going Private Transaction
Notwithstanding the decrease in the number of issued and outstanding shares following the Reverse Stock Split, our Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.
Potential Anti-Takeover and Dilutive Effect
The purpose of the Reverse Stock Split is not to establish any barriers to a change of control or acquisition of the Company. However, because the number of authorized shares of common stock would not be decreased, this proposal, if adopted and implemented, will result in a relative increase in the number of authorized but unissued shares of our common stock vis-à-vis the issued and outstanding shares of our common stock and could, under certain circumstances, have an anti-takeover effect. Shares of common stock that are authorized but unissued provide our Board with flexibility to effect, among other transactions, public or private financings, mergers, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by our Board, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. After implementation of the proposed amendment, our Board will continue to have authority under the provisions of our amended and restated certificate of incorporation to issue additional shares from time to time without delay or further action by the Company’s stockholders except as may be required by applicable law or Nasdaq listing rules, assuming the Company remains listed on a Nasdaq market. Our Board is not aware of any attempt to take control of our business and has not considered the Reverse Stock Split to be a tool to be utilized as a type of anti-takeover device. We currently have no plans, proposals or arrangements to issue any shares of common stock that would become newly available for issuance as a result of the Reverse Stock Split.
In addition, if we do issue additional shares of our common stock, the issuance could have a dilutive effect on earnings per share and the book or market value of our issued and outstanding common stock, depending on the circumstances, and would likely dilute a stockholder’s percentage voting power in the Company. Holders of common stock are not entitled to preemptive rights or other protections against dilution. Our Board intends to take these factors into account before authorizing any new issuance of shares.
No Appraisal Rights
Under Nevada law, our Articles of Incorporation and our bylaws, stockholders have no rights to exercise dissenters’ rights of appraisal with respect to the Reverse Stock Split.
Material U.S. Federal Income Tax Consequences of the Reverse Stock Split
The following summary describes, as of the date of this proxy statement, certain U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock. This summary addresses the tax consequences only to a U.S. holder, which is a beneficial owner of our common stock that is either:
•	an individual citizen or resident of the United States;
•
a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust, if: (i) a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons has the authority to control all of its substantial decisions or (ii) it was in existence before August 20, 1996 and a valid election is in place under applicable Treasury regulations to treat such trust as a U.S. person for U.S. federal income tax purposes.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.
This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, persons whose functional currency is not the U.S. dollar, partnerships or other pass-through entities, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging transaction,” “conversion transaction” or other integrated investment transaction for federal income tax purposes or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment). This summary does not address backup withholding and information reporting. This summary does not address U.S. holders who beneficially own common stock through a “foreign financial institution” (as defined in Code Section 1471(d)(4)) or certain other non-U.S. entities specified in Code Section 1472. This summary does not address tax considerations arising under any state, local or foreign laws, or under federal estate or gift tax laws.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.
Each holder should consult his, her or its own tax advisors concerning the particular U.S. federal tax consequences of the Reverse Stock Split, as well as the consequences arising under the laws of any other taxing jurisdiction, including any foreign, state, or local income tax consequences.
General Tax Treatment of the Reverse Stock Split
The Reverse Stock Split is intended to qualify as a “reorganization” under Section 368 of the Code that should constitute a “recapitalization” for U.S. federal income tax purposes. Assuming the Reverse Stock Split qualifies as a reorganization, a U.S. holder generally will not recognize gain or loss upon the exchange of our ordinary shares for a lesser number of ordinary shares, based upon the Reverse Stock Split ratio. A U.S. holder’s aggregate tax basis in the lesser number of ordinary shares received in the Reverse Stock Split will be the same such U.S. holder’s aggregate tax basis in the shares of our common stock that such U.S. holder owned immediately prior to the Reverse Stock Split. The holding period for the ordinary shares received in the Reverse Stock Split will include the period during which a U.S. holder held the shares of our common stock that were surrendered in the Reverse Stock Split. The United States Treasury regulations provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the Reverse Stock Split. U.S. holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.
A U.S. Holder whose fractional shares resulting from the Reverse Stock Split are rounded up to the nearest whole share may recognize gain for U.S. federal income tax purposes equal to the value of the additional fractional share. The treatment of the exchange of a fractional share for a whole share in the Reverse Stock Split is not clear under current law and a U.S. Holder may recognize gain for U.S. federal income tax purposes equal to the value of the additional fraction of a share of common stock received by such U.S. Holder.
THE FOREGOING IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT, AND DOES NOT CONSTITUTE A TAX OPINION. EACH HOLDER OF OUR COMMON SHARES SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO THEM AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.
Our Board recommends a vote FOR the approval of an amendment to the Articles of Incorporation to effectuate the Reverse Stock Split.

AUDIT COMMITTEE REPORT
Management is responsible for our financial reporting process, including our system of internal control, and for the preparation of our consolidated financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”). Our independent auditors are responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes. It is not the Audit Committee’s duty or responsibility to conduct audit or accounting reviews or procedures. The members of the Audit Committee are not employees of the Company and may not be, and may not represent themselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with GAAP and on the representations of the independent registered public accounting firm included in its report on our financial statements. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that our financial statements are presented in accordance with GAAP, that the audit of our financial statements has been carried out in accordance with generally accepted auditing standards, or that our independent registered public accounting firm is in fact “independent”.
In accordance with its written charter, the Audit Committee assists our Board in fulfilling its responsibility to oversee the integrity of the accounting and financial reporting processes of the Company. Typically, for each fiscal year, the Audit Committee selects the independent registered public accounting firm to audit our financial statements and such selection is subsequently presented to our stockholders for ratification.
The Audit Committee has reviewed and discussed the audited financial statements contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2023 with our management and has discussed with the independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 1301 “Communications With Audit Committees” as adopted by the Public Company Accounting Oversight Board. The Audit Committee has also discussed with the independent registered public accounting firm matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and letter from the independent registered public accounting firm to the Audit Committee pursuant to the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2023 for filing with the SEC.
The Audit Committee

Lisa M. Schnorr, Chair
Candice Koederitz
Timothy D. Proctor

PROPOSAL 3 –
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee (the “Audit Committee”) of our Board has retained Cherry Bekaert LLP (“Cherry Bekaert”) to serve as our independent registered public accounting firm for the fiscal year ending June 30, 2024 (the “2024 fiscal year”). Cherry Bekaert will audit our consolidated financial statements for the 2024 fiscal year and perform other services. While stockholder ratification is not required by our bylaws or otherwise, our Board, at the direction of the Audit Committee, is submitting the selection of Cherry Bekaert to the stockholders for ratification as part of good corporate governance practices. If the stockholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain Cherry Bekaert. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different accounting firm as the independent registered public accounting firm for the Company for the fiscal year ending June 30, 2024 at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
A representative of Cherry Bekaert is expected to be available at the Annual Meeting to respond to appropriate questions from stockholders and will be given the opportunity to make a statement if he or she desires to do so.
Changes in Independent Registered Public Accounting Firm
Engagement and Resignation of Moss Adams LLP
On June 4, 2021, the BCAC board of directors approved the engagement of Moss Adams LLP (“Moss Adams”), effective June 7, 2021, as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ended June 30, 2021. Accordingly, RSM US, LLP (“RSM”), BCAC’s independent registered public accounting firm prior to the Business Combination, was informed that it would be replaced by Moss Adams as the Company’s independent registered public accounting firm, effective on June 7, 2021.
On November 19, 2021, the Audit Committee received notice from Moss Adams that it had made the decision to resign as the Company’s independent registered public accounting firm, effective November 19, 2021. On November 19, 2021, the Audit Committee accepted the resignation of Moss Adams.
Moss Adams audited the consolidated financial statements of the Company as of and for the fiscal years ended June 30, 2021 and 2020. The report of Moss Adams on such consolidated financial statements, dated October 13, 2021, did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.
For the two most recent fiscal years and subsequent interim periods preceding the date of Moss Adams’ resignation, there were no disagreements with Moss Adams on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Moss Adams, would have caused them to make reference thereto in their report on the consolidated financial statements.
During the two most recent fiscal years and subsequent interim periods preceding the date of Moss Adams’ resignation, there were no reportable events, as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except for the material weakness in the Company’s internal control over financial reporting previously disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2021. As previously disclosed, during the audit of the Company’s fiscal 2021 consolidated financial statements, management identified a material weakness in the Company’s internal control over financial reporting relating to business processes and controls to perform reconciliations of certain account balances related to inventory and the received not invoiced and cellar accruals, on a regular basis. The Audit Committee discussed the material weakness with Moss Adams and authorized Moss Adams to respond fully to inquiries of Cherry Bekaert concerning the material weakness.
Engagement of Cherry Bekaert LLP
On December 3, 2021, the Company engaged Cherry Bekaert as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2022. The engagement of Cherry Bekaert was approved by the Audit Committee.
During the two most recent fiscal years and subsequent interim periods prior to the date of Cherry Bekaert’s engagement, neither the Company nor anyone on its behalf had consulted with Cherry Bekaert regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Cherry Bekaert concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.
Principal Accountant Fees
Fees charged for services performed by Cherry Bekaert for fiscal 2023 and 2022 were as follows:
	Year Ended June 30,
	2023	2022
Audit fees(1)	$3,152,476	$1,741,000
Audit related fees(2)	—	—
Tax fees(3)	—	—
All other fees(4)	—	10,000
Total fees	$3,152,476	$1,751,000
(1)
Includes fees related to the audit of our annual consolidated financial statements, including reviews of the interim financial statements and services typically provided by an independent registered accounting firm in connection with statutory and regulatory filings.

(2)	Audit-related fees include fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.
(3)
Tax fees include fees for tax compliance and advice. Tax advice fees encompass a variety of permissible tax services, including technical tax advice related to federal and state and international income tax matters, assistance with sales tax and assistance with tax audits.

(4)	Other fees include fees for services other than the services reported in audit fees, audit-related fees, and tax fees.
Policy on Pre-Approval of Independent Registered Public Accounting Firm Services
The charter of the Audit Committee provides for the pre-approval of all audit services and all permitted non-audit services to be performed for the Company by the independent registered public accounting firm, subject to the requirements of applicable law. The procedures for pre-approving all audit and non-audit services provided by the independent registered public accounting firm include the Audit Committee reviewing audit-related services, tax services and other services. The Audit Committee periodically monitors the services rendered by and actual fees paid to the independent registered public accounting firm to ensure that such services are within the parameters approved by the Audit Committee. In accordance with this policy, the Audit Committee preapproved all services performed by the Company’s respective independent registered public accounting firm(s) for the years ended June 30, 2023 and 2022.
Our Board recommends a vote FOR the ratification of the retention of Cherry Bekaert LLP as the
Company’s independent registered public accounting firm.

STOCKHOLDER PROPOSALS FOR OUR 2024 ANNUAL MEETING
Inclusion in Next Year’s Proxy Statement
A stockholder who desires to have their proposal (other than for director nominations) included in our proxy statement for our 2024 annual meeting of stockholders must deliver the proposal to our principal executive offices (937 Tahoe Boulevard, Suite 210, Incline Village, Nevada 89451, Attn: Corporate Secretary) no later than the close of business on July 2, 2024 (or, if the date of our 2024 annual meeting is moved by more than 30 days from the anniversary of this year’s Annual Meeting, the deadline will be a reasonable time before we begin to print and send our proxy materials). Any such proposal must comply with all of the procedural and substantive requirements of Rule 14a-8 promulgated under the Exchange Act. We expect our 2024 annual meeting of stockholders will be held in late 2024.
Presentation at Meeting
Pursuant to our bylaws, for any nominations or other business to be properly brought before an annual meeting by a stockholder, whether or not also submitted for inclusion in the Company’s proxy materials, such proposed business must be preceded by adequate notice to the Corporate Secretary of the Company. For a notice to be adequate for the 2024 annual meeting, the notice must be delivered to the Corporate Secretary at our principal executive offices (937 Tahoe Boulevard, Suite 210, Incline Village, Nevada 89451, Attn: Corporate Secretary) in writing not later than the close of business on September 13, 2024, nor earlier than the close of business on August 14, 2024, and must set forth certain information specified in our bylaws about the stockholder and the proposal. Our bylaws are available in our SEC filings which can be accessed on our website at www.ir.vintagewineestates.com under the “Overview” tab and will be provided to any stockholder upon written request to Vintage Wine Estates, Inc, 937 Tahoe Boulevard, Suite 210, Incline Village, Nevada 89451, Attn: Corporate Secretary.
Compliance with Universal Proxy Rules for Director Nominations
In addition to satisfying the requirements under our bylaws, if a stockholder intends to comply with the SEC’s universal proxy rules and to solicit proxies in support of director nominees other than the Company’s nominees, the stockholder must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to us at our principal executive offices no later than 60 calendar days prior to the one-year anniversary date of the Annual Meeting (for the 2024 annual meeting of stockholders, no later than October 13, 2024). If the date of the 2024 annual meeting of stockholders is changed by more than 30 calendar days from such anniversary date, however, then the stockholder must provide notice by the later of 60 calendar days prior to the date of the 2024 annual meeting of stockholders and the 10th calendar day following the date on which public announcement of the date of the 2024 annual meeting of stockholders is first made.
ANNUAL REPORT
A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023 has been made available to all stockholders. Stockholders are referred to the Annual Report for financial and other information about the Company, but the Annual Report is not incorporated in this proxy statement and is not part of the proxy soliciting material. Upon written request by any stockholder, we will furnish a copy of our Annual Report free of charge, except that copies of any exhibit to that report will be furnished once the requesting stockholder has paid the Company’s reasonable expenses in furnishing the exhibit.
HOUSEHOLDING OF PROXY MATERIALS
We utilize a procedure approved by the SEC called “householding,” which reduces our printing and postage costs. Stockholders of record who have the same address and last name will receive one copy of the Notice of Internet Availability of Proxy Materials or one set of printed proxy materials unless one or more of these stockholders has provided contrary instructions.
If you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice of Internet Availability of Proxy Materials or printed set of proxy materials and would like to participate in our householding program, please contact Broadridge by calling toll-free at 800-542-1061, or by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

Alternatively, if you participate in householding and wish to revoke your consent and receive separate copies of the Notice of Internet Availability of Proxy Materials or printed proxy materials, please contact Broadridge as described above. Upon written or oral request, we will deliver promptly a separate copy of the Annual Report on Form 10-K, proxy statement, or Notice of Internet Availability of Proxy Materials, as applicable, to any holder at a shared address to which a single copy of such documents was delivered.
A number of brokerage firms have instituted householding. If you hold your shares in street name, please contact your bank, broker, or other nominee or holder of record to request information about householding.
OTHER BUSINESS
As of the date of this proxy statement, our Board does not know of any business other than that specified above to come before the Annual Meeting, but, if any other business does lawfully come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote in their discretion.
By Order of the Board of Directors,

Patrick Roney
Executive Chairman
October 30, 2023
Incline Village, Nevada

Appendix A

AMENDMENT TO THE
ARTICLES OF INCORPORATION
OF
VINTAGE WINE ESTATES, INC.
Section 1 of Article IV of the Articles of Incorporation is hereby amended to add the following paragraph immediately following the first paragraph of Section 1 of Article IV:
“Effective as of 2:00 p.m. Pacific Time, on the date this Certificate of Amendment to the Articles of Incorporation is filed with the Secretary of State of Nevada (the “Effective Time”), each [ ] shares of Common Stock issued and outstanding immediately prior to the Effective Time shall be combined and changed into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or any holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). No certificates representing fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split. Shareholders who otherwise would be entitled to receive fractional shares of Common Stock because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of Common Stock to round up to the next whole share. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, plus any additional fraction of a share of Common Stock to round up to the next whole share.”
A-1

VWE
VINTAGE WINE ESTATES

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/VWE2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vintage Wine Estates, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V25026-P99961

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VINTAGE WINE ESTATES, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3.

Vote on Directors

1. ELECTION OF DIRECTORS

Nominees:

01) Patrick Roney
02) Paul S. Walsh
03) Robert L. Berner III
04) Mark W.B. Harms
05) Candice Koederitz
06) Jon Moramarco
07) Timothy D. Proctor
08) Lisa M. Schnorr
09) Jonathan Sebastiani

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Vote on Proposals

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). **If no direction is made, this proxy will be voted FOR all nominees in Proposal 1 and FOR Proposals 2 and 3.** If any other matters properly come before the meeting, the proxy holders will vote the shares in their discretion.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, LLC or partnership, please sign in the entity's full name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V25027-P99961

VINTAGE WINE ESTATES, INC.
ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Patrick Roney and Kristina Johnston, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Vintage Wine Estates, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at 9:00 a.m. Pacific Time on December 12, 2023, at www.virtualshareholdermeeting.com/VWE2023, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE